                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT



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                       PLAINS PETROLEUM OPERATING COMPANY,

                                  as Borrower,


                            PLAINS PETROLEUM COMPANY,

                                   as Parent,


                           NATIONSBANK OF TEXAS, N.A.,

                                    as Agent,


                         and NATIONSBANK OF TEXAS, N.A.,

                                and CERTAIN BANKS

                                   as Lenders



               --------------------------------------------------



                                  $150,000,000



                                February 17, 1995


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
                                CREDIT AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

CREDIT AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I - Definitions and References . . . . . . . . . . . . . . . . . . .   1
     Section 1.1.  Defined Terms . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.2.  Exhibits and Schedules. . . . . . . . . . . . . . . . . .  15
     Section 1.3.  Amendment of Defined Instruments. . . . . . . . . . . . .  15
     Section 1.4.  References and Titles . . . . . . . . . . . . . . . . . .  15
     Section 1.5.  Calculations and Determinations . . . . . . . . . . . . .  16

ARTICLE II - The Loans . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     Section 2.1.  Advances. . . . . . . . . . . . . . . . . . . . . . . . .  16
     Section 2.2.  Requests for Advances . . . . . . . . . . . . . . . . . .  16
     Section 2.3.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . .  17
     Section 2.4.  Rate Elections. . . . . . . . . . . . . . . . . . . . . .  18
     Section 2.5.  Commitment Fees . . . . . . . . . . . . . . . . . . . . .  19
     Section 2.6.  Optional Prepayments. . . . . . . . . . . . . . . . . . .  19
     Section 2.7.  Mandatory Prepayments . . . . . . . . . . . . . . . . . .  20
     Section 2.8.  Payments to Lenders . . . . . . . . . . . . . . . . . . .  20
     Section 2.9.  Initial Borrowing Base. . . . . . . . . . . . . . . . . .  21
     Section 2.10.  Subsequent Determinations of Borrowing Base. . . . . . .  21
     Section 2.11.  Capital Reimbursement. . . . . . . . . . . . . . . . . .  22
     Section 2.12.  Increased Cost of Fixed Rate Portions. . . . . . . . . .  22
     Section 2.13.  Availability . . . . . . . . . . . . . . . . . . . . . .  23
     Section 2.14.  Funding Losses . . . . . . . . . . . . . . . . . . . . .  24
     Section 2.15.  Reimbursable Taxes . . . . . . . . . . . . . . . . . . .  24
     Section 2.16.  Limitation on Reimbursement; Mitigation. . . . . . . . .  26
     Section 2.17.  Replacement of Lenders . . . . . . . . . . . . . . . . .  26

ARTICLE III - Conditions Precedent to Lending. . . . . . . . . . . . . . . .  27
     Section 3.1.  Documents to be Delivered . . . . . . . . . . . . . . . .  27
     Section 3.2.  Additional Conditions Precedent . . . . . . . . . . . . .  28

ARTICLE IV - Representations and Warranties. . . . . . . . . . . . . . . . .  29
     Section 4.1.  Borrower's and Parent's Representations
                   and Warranties. . . . . . . . . . . . . . . . . . . . . .  29
     Section 4.2.  Representation by Lenders . . . . . . . . . . . . . . . .  34

ARTICLE V - Covenants of Borrower. . . . . . . . . . . . . . . . . . . . . .  35
     Section 5.1.  Affirmative Covenants . . . . . . . . . . . . . . . . . .  35
     Section 5.2.  Negative Covenants. . . . . . . . . . . . . . . . . . . .  43

ARTICLE VI - Bank Accounts, Etc. . . . . . . . . . . . . . . . . . . . . . .  48
     Section 6.1.  Bank Accounts; Offset . . . . . . . . . . . . . . . . . .  48
     Section 6.2.  Guaranties of Borrower's Subsidiaries . . . . . . . . . .  48

ARTICLE VII - Events of Default and Remedies . . . . . . . . . . . . . . . .  48
     Section 7.1.  Events of Default . . . . . . . . . . . . . . . . . . . .  48
     Section 7.2.  Remedies. . . . . . . . . . . . . . . . . . . . . . . . .  51
     Section 7.3.  Indemnity . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE VIII - Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     Section 8.1.  Appointment and Authority . . . . . . . . . . . . . . . .  52
     Section 8.2.  Exculpation, Agent's Reliance, Etc. . . . . . . . . . . .  53
     Section 8.3.  Lenders' Credit Decisions . . . . . . . . . . . . . . . .  53
     Section 8.4.  Indemnification . . . . . . . . . . . . . . . . . . . . .  54
     Section 8.5.  Rights as Lender. . . . . . . . . . . . . . . . . . . . .  54
     Section 8.6.  Sharing of Set-Offs and Other Payments. . . . . . . . . .  54
     Section 8.7.  Investments . . . . . . . . . . . . . . . . . . . . . . .  55
     Section 8.8.  Benefit of Article VIII . . . . . . . . . . . . . . . . .  55
     Section 8.9.  Resignation . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE IX - Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .  56
     Section 9.1.  Waivers and Amendments; Acknowledgements. . . . . . . . .  56
     Section 9.2.  Survival of Agreements; Cumulative
                   Nature. . . . . . . . . . . . . . . . . . . . . . . . . .  58
     Section 9.3.  Notices . . . . . . . . . . . . . . . . . . . . . . . . .  58
     Section 9.4.  Joint and Several Liability; Parties in
                   Interest. . . . . . . . . . . . . . . . . . . . . . . . .  59
     Section 9.5.  Governing Law; Submission to Process. . . . . . . . . . .  59
     Section 9.6.  Limitation on Interest. . . . . . . . . . . . . . . . . .  59
     Section 9.7.  Termination; Limited Survival . . . . . . . . . . . . . .  61
     Section 9.8.  Severability. . . . . . . . . . . . . . . . . . . . . . .  61
     Section 9.9.  Counterparts. . . . . . . . . . . . . . . . . . . . . . .  61
     Section 9.10.  Assignments; Participations. . . . . . . . . . . . . . .  61
     SECTION 9.11.  WAIVER OF JURY TRIAL, PUNITIVE DAMAGES,
                    ETC. . . . . . . . . . . . . . . . . . . . . . . . . . .  63


Exhibits:

EXHIBIT A --   Promissory Note
EXHIBIT B-1 -- Request for Advance
EXHIBIT B-2 -- Solvency Certificate
EXHIBIT C --   Rate Election
EXHIBIT D --   Officer's Certificate Accompanying Financial Statements
EXHIBIT E --   Opinion of Eugene A. Lang, Jr., Esq., general counsel of Borrower and Parent
EXHIBIT F --   Parent Guaranty
EXHIBIT G --   Notice of Final Agreement
EXHIBIT H --   Agreement to be Bound

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is made as of February 17, 1995, by and among Plains Petroleum Operating Company, a Delaware corporation (herein called "Borrower"), Plains Petroleum Company, a Delaware corporation (herein called "Parent"), NationsBank of Texas, N.A., a national banking association, as agent (herein called "Agent") and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

ARTICLE I - DEFINITIONS AND REFERENCES

     Section 1.1. DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

     "ADJUSTED CD RATE" means, with respect to each particular CD Portion and the associated CD Rate and Reserve Percentage, the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

     Adjusted CD Rate =

     CD Rate                       + Assessment Rate + Fixed Rate Spread
     ---------------------------
     100.0% - Reserve Percentage

The Adjusted CD Rate for any CD Portion shall change whenever the Fixed Rate Spread, Assessment Rate or Reserve Percentage changes. The Adjusted CD Rate shall in no event, however, exceed the Highest Lawful Rate.

     "ADJUSTED EURODOLLAR RATE" means, with respect to each particular Eurodollar Portion and the associated Eurodollar Rate and Reserve Percentage, the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

     Adjusted Eurodollar Rate =

     Eurodollar Rate             + Fixed Rate Spread
     -------------------------
     100.0% - Reserve Percentage

The Adjusted Eurodollar Rate for any Eurodollar Portion shall change whenever the Fixed Rate Spread or Reserve Percentage changes. The Adjusted Eurodollar Rate shall in no event, however, exceed the Highest Lawful Rate.

     "ADVANCE" has the meaning given it in Section 2.1.

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
     "AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether by contract or otherwise.

     "AGENT" means NationsBank of Texas, N.A., as Agent hereunder, and its successors in such capacity.

     "AGREEMENT" means this Credit Agreement.

     "ASSESSMENT RATE" means, on any day with respect to any CD Portion in a Tranche, the net annual assessment rate, as determined by Agent (expressed as a percentage rounded to the next higher 0.01%), which is in effect on such day under the regulations of the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits made in dollars at the principal office of Agent in Dallas, Texas. If such net assessment rate changes after the date hereof, the Assessment Rate shall be automatically increased or decreased correspondingly, from time to time as of the effective time of each change in such net assessment rate.

     "AVAILABLE BORROWING BASE" means, at the particular time in question, an amount equal to the Borrowing Base in effect at such time MINUS Other Funded Debt. "Other Funded Debt" means the aggregate principal amount of all Funded Debt of all Related Persons outstanding at such time MINUS the aggregate outstanding principal balance of the Loans at such time.

     "BASE RATE" means either:

     (a)  on any day that either

               (i) the amount of Treasury Stock Purchases is less than or equal to $50,000,000, OR

               (ii) the Utilized Percentage of Borrowing Base is less than eighty percent (80%),

          a rate of interest equal to Agent's Prime Rate (as defined below) from time to time in effect; or




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
     (b)  on any day that

               (i) the amount of Treasury Stock Purchases is greater than $50,000,000, AND

               (ii) the Utilized Percentage of Borrowing Base is equal to or greater than eighty percent (80%),

          a rate of interest equal to Agent's Prime Rate from time to time in effect plus one-half of one percent (0.5%) per annum.

As used in this definition, Agent's "Prime Rate" means the rate of interest established by NationsBank from time to time as its "prime rate". Such rate is set by NationsBank as a general reference rate of interest, taking into account such factors as it may deem appropriate, it being understood that many of NationsBank's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or the best rate actually charged to any customer, that it may not correspond with further increases or decreases in interest rates charged by other lenders or market rates in general and that NationsBank may make various commercial or other loans at rates of interest having no relationship to such rate. If Agent's Prime Rate changes after the date hereof the Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each change in Agent's Prime Rate. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

     "BASE RATE PORTION" means that portion of the unpaid principal balance of the Loans which is not made up of Fixed Rate Portions.

     "BORROWER" means Plains Petroleum Operating Company, a Delaware corporation, a wholly-owned Subsidiary of Parent.

     "BORROWING BASE" means, at the particular time in question, either the amount provided for in Section 2.9 or the amount determined by Agent in accordance with the provisions of Section 2.10, provided, however, that in no event shall the Borrowing Base ever exceed the Maximum Loan Amount.

     "BORROWING BASE DEFICIENCY" means the amount, if any, by which (i) the aggregate outstanding principal balance of the Loans exceeds (ii) the Available Borrowing Base.

     "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas. Any Business Day in any way relating to CD Portions (such as the day on which a CD Interest Period begins or ends) must also be a day on which significant transactions are carried out in the market for certificates of deposit. Any Business Day in any way relating to Eurodollar Portions (such as the day on which a Eurodollar Interest Period begins or ends) must also be a day on which significant transactions in dollars are carried out in the London interbank market.

     "CD INTEREST PERIOD" means, with respect to each particular CD Portion of a Loan, a period of 30, 60, 90 or 180 days (or 360 days, as available) as specified in the Rate Election applicable thereto, beginning on and including the date specified in such Rate Election (which must be a Business Day), and ending on but not including the day which is 30, 60, 90 or 180 days (or 360 days) thereafter (e.g., a 30-day period beginning on March 1 will end on but not include March 31), provided that each CD Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day. No CD Interest Period may be elected which would extend past the date on which the associated Note is due and payable in full.

     "CD PORTION" means any portion of the unpaid principal balance of a Loan which Borrower designates as such in a Rate Election.

     "CD RATE" means, with respect to each particular CD Portion within a Tranche and with respect to the related Interest Period, the rate of interest per annum determined by Agent in accordance with its customary general practices to be representative of the bid rates quoted to Agent at approximately 9:00 a.m. Dallas, Texas time on the first day of such Interest Period (by certificate of deposit dealers of recognized standing selected by Agent in accordance with its customary general practices) for the purchase at face value of a domestic certificate of deposit issued by Agent in an amount equal or comparable to the amount of Agent's CD Portion within such Tranche and for a period of time equal or comparable to such Interest Period. The CD Rate determined by Agent with respect to a particular CD Portion shall be fixed at such rate for the duration of the associated Interest Period. If Agent is unable so to determine the CD Rate for any CD Portion, Borrower shall be deemed not to have elected such CD Portion.

     "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the acquisition by any Person (or group of Persons acting together) of a direct or indirect interest in more than twenty percent (20%) of the voting power of the voting stock of Borrower or Parent, by way of merger or consolidation or otherwise, or (ii) the first day on which a majority of the directors of the board of Borrower or Parent are not Continuing Directors.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLATERAL EVENT" means the occurrence of either of the following: (i) a Borrowing Base Deficiency exists and is not eliminated within ten (10) days after notice to Borrower from Agent, or (ii) the amount of Treasury Stock Purchases is greater than $50,000,000 and the Utilized Percentage of Borrowing Base is equal to or greater than eighty percent (80%).

     "COMMITMENT PERIOD" means the period from and including the date hereof until and including January 1, 1997 (or, if earlier, the day on which the Notes first become due and payable in full).

     "CONSOLIDATED" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

     "CONTINUING DIRECTOR" means, as of the date of any determination, any member of the board of directors of Borrower or Parent who (i) is a member of either board of directors as of the date hereof or (ii) was nominated for election or elected to such board of directors with the affirmative vote of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

     "DEBT" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

     "DEFAULT" means any Event of Default, default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

     "DETERMINATION DATE" has the meaning given it in Section 2.10.

     "DISCLOSURE REPORT" means either a notice given by Borrower under Section 5.1(d) or a certificate given by Borrower's chief financial officer under
Section 5.1(b)(ii).

     "DISCLOSURE SCHEDULE" means that certain disclosure letter of even date herewith from Borrower and Parent to Agent and Lenders.

     "ENGINEERING REPORT" means the Initial Engineering Report and each engineering report delivered pursuant to Section 5.1(b)(iv).

     "ENVIRONMENTAL LAWS" means any and all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants or contaminants, or toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants or contaminants, or toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA AFFILIATE" means, as to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

     "ERISA PLAN" means any employee pension benefit plan subject to Title IV of ERISA maintained by any Related Person or any ERISA Affiliate thereof with respect to which any Related Person has a fixed or contingent liability.

     "EURODOLLAR INTEREST PERIOD" means, with respect to each particular Eurodollar Portion, a period of 1, 2, 3 or 6 months (or 12 months, as available) as specified in the Rate Election applicable thereto, beginning on and including the date specified in such Rate Election (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Eurodollar Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Eurodollar Interest Period shall end on the immediately preceding Business Day). No Eurodollar Interest Period may be elected which would extend past the date on which the associated Note is due and payable in full.

     "EURODOLLAR PORTION" means any portion of the unpaid principal balance of a Loan which Borrower designates as such in a Rate Election.

     "EURODOLLAR RATE" means, with respect to each particular Eurodollar Portion within a Tranche and with respect to the related Interest Period, the rate of interest per annum determined by Agent in accordance with its customary general practices to be representative of the rates at which deposits of dollars are offered to Agent at approximately 11:00 a.m. London time two Business Days prior to the first day of such Interest Period (by prime banks in the London interbank market which have been selected by Agent in accordance with its customary general practices) for delivery on the first day of such Interest Period in an amount equal or comparable to the amount of Agent's Eurodollar Portion within such Tranche and for a period of time equal or comparable to the length of such Interest Period. The Eurodollar Rate determined by Agent with respect to a particular Eurodollar Portion shall be fixed at such rate for the duration of the associated Interest Period. If Agent is unable so to determine the Eurodollar Rate for any Eurodollar Portion, Borrower shall be deemed not to have elected such Eurodollar Portion.

     "EVALUATION DATE" means each of the following dates:

     (a) April 1 of each year;

     (b) if the Utilized Percentage of Borrowing Base shall at any time be greater than sixty-six and two-thirds percent (66 2/3%) and Majority Lenders elect a semi-annual redetermination of the Borrowing Base, the date in each year which is 30 days after the date on which Agent gives notice of such election to Borrower and which shall occur during the last six months of such year;

     (c) such date as Majority Lenders may designate as an Evaluation Date pursuant to a Borrowing Base redetermination as contemplated under Section 5.1(d)(iv); and

     (d) in the event that there is a Write-down of Oil and Gas Properties valued in the Borrowing Base in an amount greater than $10,000,000 in the aggregate at any time, such date within the six months following the effective date of such Write-down of Oil and Gas Properties as Majority Lenders may designate as an Evaluation Date.

     "EVENT OF DEFAULT" has the meaning given it in Section 7.1.

     "FISCAL QUARTER" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

     "FISCAL YEAR" means a twelve-month period ending on December 31 of any year.

     "FIXED RATE" means, with respect to any Fixed Rate Portion, the related Adjusted CD Rate or Adjusted Eurodollar Rate.

     "FIXED RATE PORTION" means any CD Portion or Eurodollar Portion.

     "FIXED RATE SPREAD" means, with respect to each Fixed Rate Portion:

          (a) on each day on which the Utilized Percentage of Borrowing Base is less than thirty percent (30%), five-eighths of one percent (0.625%) per annum;

          (b) on each day on which the Utilized Percentage of Borrowing Base is equal to or greater than thirty percent (30%), but less than sixty percent (60%), three-quarters of one percent (0.75%) per annum;

          (c) on each day on which the Utilized Percentage of Borrowing Base is equal to or greater than sixty percent (60%), but less than eighty percent (80%), one percent (1%) per annum;

          (d) on each day on which the Utilized Percentage of Borrowing Base is equal to or greater than eighty percent (80%), but less than ninety percent (90%), either

               (i) if the amount of Treasury Stock Purchases is less than or equal to $50,000,000, one and one-quarter percent (1.25%) per annum, or

               (ii) if the amount of Treasury Stock Purchases is greater than $50,000,000, one and three-quarters percent (1.75%) per annum; and

          (e) on each day on which the Utilized Percentage of Borrowing Base is equal to or greater than ninety percent (90%), either

               (i) if the amount of Treasury Stock Purchases is less than or equal to $50,000,000, one and one-half percent (1.5%) per annum, or

               (ii) if the amount of Treasury Stock Purchases is greater than $50,000,000, two percent (2%) per annum.

     "FUNDED DEBT" of any Person means, without duplication, Debt in any of the following categories:

          (a)  Debt for borrowed money, including the Obligations,

          (b) Debt constituting an obligation to pay the deferred purchase price of property,

          (c) Debt evidenced by a bond, debenture, note or similar instrument, and

          (d) Debt owing under direct or indirect guaranties of Funded Debt of any other Person (without duplication if such Person is a Related Person and such guaranteed Funded Debt is described in clauses (a), (b) or (c) above) or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Funded Debt of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Funded Debt, assets, goods, securities or services), but excluding (i) endorsements in the ordinary course of business of negotiable instruments in the course of collection and (ii) bonds in favor of the United States of America securing obligations to plug abandoned wells and to clean up and restore the land on which such wells are located.

provided, however, that the "Funded Debt" of any Person shall not include Debt that was incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by Borrower and Parent shall be the same after such changes as if such changes had not been made; PROVIDED, HOWEVER, that no change in GAAP that would affect any of such covenants, standards or terms (or the method of calculation of any such covenants, standards or terms) shall be given effect in such calculations until such provisions are amended to reflect such change in accounting principles.

     "GUARANTOR" means Parent and any other Person who has guaranteed some or all of the Obligations pursuant to a guaranty delivered and accepted concurrently herewith or any other Person who has guaranteed some or all of the Obligations and who has been accepted by Agent as a Guarantor or any Subsidiary of Borrower which now or hereafter executes and delivers a guaranty to Agent pursuant to Section 6.2. Parent is hereby recognized as a Guarantor hereunder.

     "HAZARDOUS MATERIALS" means any substances regulated under any applicable Environmental Law, whether as pollutants, or contaminants, or as toxic or hazardous substances or wastes, or otherwise.

     "HIGHEST LAWFUL RATE" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

     "INITIAL ENGINEERING REPORT" means the engineering report concerning oil and gas properties of Borrower dated January 14, 1994, prepared by Netherland Sewell & Associates as of December 31, 1993.

     "INITIAL FINANCIAL STATEMENTS" means (i) the audited annual Consolidated financial statements of Borrower and Parent dated as of December 31, 1993, and
(ii) the unaudited quarterly Consolidated financial statements of Borrower and Parent dated as of September 30, 1994.

     "INTEREST PERIOD" means, with respect to any Fixed Rate Portion, the related CD Interest Period or Eurodollar Interest Period.

     "LATE PAYMENT RATE" means, at the time in question, two percent (2.0%) per annum plus the Base Rate then in effect; provided that, with respect to any Fixed Rate Portion with an Interest Period extending beyond the date such Fixed Rate Portion becomes due and payable, "Late Payment Rate" shall mean two percent (2.0%) per annum plus the related Fixed Rate. The Late Payment Rate shall in no event, however, exceed the Highest Lawful Rate.

     "LENDERS" means each signatory hereto (other than Borrower and Parent), including NationsBank of Texas, N.A. in its capacity as a lender hereunder rather than as Agent, and the successors of each as holder of a Note.

     "LIEN" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows him to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

     "LOAN" has the meaning given it in Section 2.1.

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Parent Guaranty, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about the Related Persons or their properties, business or prospects.)

     "MAJORITY LENDERS" means at any time Lenders collectively having Percentage Shares totaling in the aggregate at least sixty-six and two-thirds percent (66 2/3%).

     "MAXIMUM LOAN AMOUNT" means the amount of $150,000,000.

     "NATIONSBANK" means NationsBank of Texas, N.A., and its successors and assigns.

     "NET PRESENT VALUE OF RESERVES" means the amount determined by Majority Lenders, in their sole and absolute discretion, as the net present value of the future oil and gas production from the properties to which value has been attributed in determining the Borrowing Base.

     "NOTE" has the meaning given it in Section 2.1.

     "OBLIGATIONS" means all Debt from time to time owing by any of the Related Persons to Agent or any Lender under or pursuant to any of the Loan Documents. "OBLIGATION" means any part of the Obligations.

     "PARENT" means Plains Petroleum Company, a Delaware corporation, which owns all of the outstanding capital stock of Borrower.

     "PARENT GUARANTY" means that certain Guaranty of even date herewith by Parent in favor of Agent and Lenders, substantially in the form of Exhibit F attached hereto.

     "PERCENTAGE SHARE" means, with respect to any Lender (a) when used in Sections 2.1 or 2.5, in any Request for Advance or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on the signature pages of this Agreement, and (b) when used otherwise, the percentage equal to the unpaid principal balance of such Lender's Loan at the time in question divided by the aggregate unpaid principal balance of all Loans at such time.

     "PERMITTED INVESTMENTS" means investments:

          (a) in open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency.

          (b) in marketable obligations issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

          (c) in demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Rating Agency.

          (d) of not more than $10,000,000 in the aggregate in marketable security investments publicly traded on the New York Stock Exchange, the American Stock Exchange or listed by the National Association of Securities Dealers Automated

     Quotations (NASDAQ) issued by companies engaged in the exploration and development of oil and gas properties.

          (e)  by Parent in Borrower, or by Borrower in Parent.

          (f) by Parent in its wholly owned Subsidiaries other than Borrower, or by Borrower in its wholly owned Subsidiaries, so long as Agent is given 10 days' advance notice of each such investment in a Subsidiary and, until such Subsidiary has become a Guarantor at the request of Agent pursuant to
     Section 6.2, the aggregate amount paid, contributed, lent, or otherwise invested in such Subsidiary does not exceed $5,000,000.

As used in the foregoing definition (and elsewhere herein), "RATING AGENCY" means either Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or Moody's Investors Service, Inc., or their respective successors.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

     "PROHIBITED LIEN" means any Lien not expressly allowed under Section
5.2(b).

     "RATE ELECTION" has the meaning given it in Section 2.3.

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

     "REGULATION G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect.

     "RELATED PERSON" means any of Borrower, Parent, each Subsidiary of Borrower or Parent, and each Guarantor.

     "REQUEST FOR ADVANCE" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

     "RESERVE PERCENTAGE" means, on any day with respect to each particular Fixed Rate Portion in a Tranche, the maximum reserve requirement, as determined by Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply to Agent under Regulation D with respect to: (a) if such Fixed Rate Portion is a CD Portion, any new nonpersonal time deposit (as defined in Regulation D) equal in amount to Agent's Fixed Rate Portion in such Tranche and with a maturity comparable to the associated Interest Period, were Agent to take such a deposit, and (b) if such Fixed Rate Portion is a Eurodollar Portion, "Eurocurrency liabilities" (as such term is defined in Regulation D) equal in amount to Agent's Fixed Rate Portion in such Tranche, were Agent to have any such "Eurocurrency liabilities". If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

     "RESTRICTED DEBT" of any Person means, without duplication, Debt in any of the following categories:

          (a)  Funded Debt,

          (b) Debt which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) is payable more than one year from the date of creation thereof (other than reserves for taxes, reserves for contingent obligations, and reserves for pensions, retiree medical benefits and other similar liabilities),

          (c) Liquidated Debt arising under futures contracts, swap contracts, or similar agreements,

          (d) Debt constituting principal under leases capitalized in accordance with GAAP,

          (e) Debt arising under conditional sales or other title retention agreements,

          (f) Debt (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Debt arises out of or in connection with the sale of the same or similar securities or property,

          (g) Debt with respect to letters of credit or applications or reimbursement agreements therefor,

          (h) Debt with respect to payments received by such Person in consideration of: oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received, the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment and obligations arising from gas imbalances), OR

          (i) Debt with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Restricted Debt" of any Person shall not include Debt that was incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Debt is outstanding more than one hundred twenty (120) days past the original invoice or billing date therefor and is not being validly contested as provided under
Section 5.1(g).

     "RIGHTS AGREEMENT" means that certain Rights Agreement, dated as of May 12, 1988, as amended as of October 19, 1994, between Parent and Chemical Bank (as successor to Manufacturers Hanover Trust Company).

     "SEC" means the Securities and Exchange Commission, or any governmental agency substituted therefor.

     "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person; provided that Whiskey Springs shall not constitute a Subsidiary of Borrower or Parent.

     "TERMINATION EVENT" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or
(ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under
Section 4043(a) of ERISA, or (b) the withdrawal of any Related Person or of any ERISA Affiliate thereof from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "TREASURY STOCK PURCHASES" means the aggregate amount expended by the Related Persons after the date hereof to redeem or repurchase any outstanding shares of the common stock of Parent.

     "TRANCHE" has the meaning given it in Section 2.4.

     "UTILIZED PERCENTAGE OF BORROWING BASE" means, on any day the aggregate principal amount of all Funded Debt of all Related Persons outstanding on such day divided by the Borrowing Base on such day.

     "WHISKEY SPRINGS" means Whiskey Springs Oil Pipeline Company, a Texas general partnership.

     "WRITE-DOWN OF OIL AND GAS PROPERTIES" means that the net book value of oil and gas properties of Parent, Borrower or any of their Subsidiaries, as reflected on the Consolidated balance sheet of Parent, is reduced.

     Section 1.1. EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes.

     Section 1.2. AMENDMENT OF DEFINED INSTRUMENTS. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

     Section 1.3. REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     Section 1.4 CALCULATIONS AND DETERMINATIONS. All calculations under the Loan Documents of interest chargeable with respect to Fixed Rate Portions and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by Agent or a Lender of amounts to be paid under Sections 2.11 through 2.15 or any other matters which are to be determined hereunder by Agent or a Lender (such as any Adjusted CD Rate, Adjusted Eurodollar Rate, Assessment Rate, CD Rate, Eurodollar Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be presumed conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to Agent or any Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

ARTICLE II - THE LOANS

     Section 2.1 ADVANCES. Subject to the terms and conditions hereof, each Lender agrees to make advances to Borrower (herein called such Lender's "Advances") upon request from time to time during the Commitment Period so long as (a) each Advance by such Lender does not exceed such Lender's Percentage Share of the aggregate amount of Advances then requested from all Lenders, and
(b) the aggregate amount of such Lender's Advances outstanding at any time does not exceed such Lender's Percentage Share of the Available Borrowing Base determined as of the date on which the requested Advance is to be made. The aggregate amount of all Advances requested of all Lenders in any Request for Advance must be greater than or equal to $1,000,000 or must equal the unadvanced portion of the Available Borrowing Base. The obligation of Borrower to repay to each Lender the aggregate amount of all Advances made by such Lender (herein called such Lender's "Loan"), together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Advances theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder.

     Section 2.2 REQUESTS FOR ADVANCES. Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Advance (i) if such Advance is to consist of Base Rate Portions, by 11:00 a.m. one Business Day prior the date of such Advance, (ii) if such Advance is to consist of CD Portions, two Business Days prior to the date of such Advance or
(iii) if such Advance is to consist of Eurodollar Portions, three Business Days prior to the date of such Advance, after which Agent shall give each Lender prompt notice thereof. Each such written request or confirmation must be made in the form and substance of the "Request for Advance" attached hereto as Exhibit B-1 (and, if such Advance shall be used in whole or in part to finance Treasury Stock Purchases, an accompanying "Solvency Certificate" in the form of Exhibit B-2 attached hereto), duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. If all conditions precedent to such Advances have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in Dallas, Texas the amount of such Lender's Advance in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Advances have been neither met nor waived as provided herein, Agent shall promptly make the Advances available to Borrower. Each Request for Advance shall be irrevocable and binding on Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's Advance, Agent may in its discretion assume that such Lender has made such Advance available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Advance available to Borrower. If and to the extent such Lender shall not so make its Advance available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Advance together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is paid or repaid to Agent, at the interest rate applicable at the time to the other Advances made on such date. The failure of any Lender to make any Advance to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its Advance, but no Lender shall be responsible for the failure of any other Lender to make any Advance to be made by such other Lender.

     Section 2.3 USE OF PROCEEDS. Borrower shall use all funds from Advances to (a) finance oil and gas reserve acquisitions (including acquisitions of Persons the assets of which consist primarily of oil and gas properties), the exploration and development of oil and gas properties, or equipment and facilities used to gather, compress, treat or transport natural gas or oil, (b) finance Treasury Stock Purchases by Parent,
(c) purchase not more than $10,000,000 of marketable security investments publicly traded on the New York Stock Exchange, the American Stock Exchange or listed by the National Association of Securities Dealers Automated Quotations (NASDAQ) issued by companies engaged in the exploration and development of oil and gas properties, and (d) provide working capital for its operations; provided that the use of any funds from any Advances pursuant to clauses (b) or (c) shall be in full compliance with the provisions of Regulation U and Regulation G. In no event shall the funds from any Advance be used directly or indirectly by any Persons for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G) in violation of Regulation U or Regulation G or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities in violation of Regulation U or Regulation G.

     Section 2.4 RATE ELECTIONS. Borrower may from time to time designate all or any portions of the Loans (including any yet to be made Advances which are to be made prior to or at the beginning of the designated Interest Period but excluding any portions of the Loans which are required to be repaid prior to the end of the designated Interest Period) as a "Tranche", which term refers to a set of Fixed Rate Portions of the same type (either CD Portions or Eurodollar Portions) with identical Interest Periods and with each Lender participating in such Tranche in accordance with its Percentage Share. Without the consent of Majority Lenders, Borrower may make no such election during the continuance of an Event of Default, and Borrower may make such an election with respect to already existing Fixed Rate Portions only if such election will take effect at or after the termination of the Interest Period applicable thereto. Each election by Borrower of a Tranche shall:

          (a) Be made in writing in the form and substance of the "Rate Election" attached hereto as Exhibit C, duly completed;

          (b) Specify the aggregate amount of the Loans which Borrower desires to designate as such Tranche, (which must equal or exceed $1,000,000) whether such Tranche is to consist of Eurodollar Portions or CD Portions, the first day of the Interest Period which is to apply thereto, and the length of such Interest Period; and

          (c) If relating to CD Portions, be received by Agent not later than 11:00 a.m., Dallas, Texas time, on the first Business Day immediately preceding the first day of the specified Interest Period, and if relating to a Eurodollar Portion, be received by Agent not later than 11:00 a.m., Dallas, Texas time, on the third Business Day preceding the first day of the specified Interest Period.

Promptly after receiving any such election (herein called a "Rate Election") which meets the requirements of this section, Agent shall notify each Lender thereof. Each Rate Election shall be irrevocable. Borrower may make no Rate Election which does not specify an Interest Period complying with the definition of "CD Interest Period" or "Eurodollar Interest Period" in Section 1.1, and the aggregate amount of the Tranche elected in any Rate Election must be $1,000,000 or a higher integral multiple of $500,000. Upon the termination of each Interest Period the portion of each Loan within the related Tranche shall, unless the subject of a new Rate Election then taking effect, automatically become a part of the Base Rate Portion of such Loan and become subject to all provisions of the Loan Documents governing such Base Rate Portion. Borrower shall have no more than ten (10) Tranches in effect at any time.

     Section 2.5 COMMITMENT FEES. In consideration of each Lender's commitment to make Advances, Borrower will pay to Agent for the account of each Lender a commitment fee determined on a daily basis by applying the applicable Commitment Fee Rate to such Lender's Percentage Share of the unused portion of the Borrowing Base on each day during the Commitment Period, determined for each such day by deducting from the amount of the Borrowing Base at the end of such day the aggregate unpaid principal balance of the Loans at the end of such day. This commitment fee shall be due and payable in arrears on the first day of the next succeeding Fiscal Quarter and at the end of the Commitment Period. The applicable "Commitment Fee Rate" shall be based on the Utilized Percentage of Borrowing Base in effect on each such day and calculated pursuant to the following table:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Utilized Percentage of
    Borrowing Base                           Applicable Commitment Fee Rate
    --------------                           ------------------------------
-------------------------------------------------------------------------------
less than thirty percent (30%)               one-quarter of one percent
                                             (0.25%) per annum
-------------------------------------------------------------------------------
equal to or greater than                     three-tenths of one percent
thirty percent (30%), but less               (o.3%) per annum
than sixty percent (60%)
-------------------------------------------------------------------------------
equal to or greater than sixty               seven-twentieths of one
percent (60%), but less than                 percent (0.35%) per annum
eighty percent (80%)
-------------------------------------------------------------------------------
equal to or greater than                     three-eighths of one percent
eighty percent (80%), but less               (0.375%) per annum
than ninety percent (90%)
-------------------------------------------------------------------------------
equal to or greater than                     seventeen-fortieths of one
ninety percent (90%)                         percent (0.425%) per annum
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

     Section 2.6 OPTIONAL PREPAYMENTS. Borrower may, upon one Business Day's notice to each Lender, from time to time and without premium or penalty, but subject to any reimbursement obligations under Section 2.14 in connection with the prepayment of any Fixed Rate Portion, prepay the Notes, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Notes equals $500,000 or any higher integral multiple of $250,000, and so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of any Loan to less than $100,000 without first either (a) terminating this Agreement or (b) providing assurance satisfactory to Agent in its discretion that Lenders' legal rights under the Loan Documents are in no way affected by such reduction. Each partial prepayment of principal made after the end of the Commitment Period shall be ratably applied to the regular installments of principal due under the Notes. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

     Section 2.7 MANDATORY PREPAYMENTS. Upon the occurrence of a Borrowing Base Deficiency Borrower shall, within two Business Days after Agent gives notice to Borrower of such Borrowing Base Deficiency, give notice to Agent electing to prepay the principal of the Loans (a) in an amount at least equal to such Borrowing Base Deficiency within ninety (90) days of Agent's notice to Borrower or (b) in six (or fewer) installments in an aggregate amount at least equal to such Borrowing Base Deficiency. Each such installment shall equal or exceed one-sixth of such Borrowing Base Deficiency; the first such installment shall be paid with the giving of such notice and the subsequent installments shall be due and payable at one month intervals thereafter until such Borrowing Base Deficiency has been eliminated. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

     Section 2.8 PAYMENTS TO LENDERS. Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Lender to whom such payment is owed. Each such payment must be received by Agent not later than 11:00 a.m., Dallas, Texas time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and Lenders shall apply all such money they receive from Agent, as follows:

          (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 5.1(i) or (j) and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lenders shall otherwise agree);

          (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

          (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

          (d)  last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections
2.6 and 2.7.  All distributions of amounts described in any of subsections (b),
(c) or (d) above shall be made by Agent pro rata to Agent and each Lender then owed Obligations described in such subsection in proportion to all amounts owed to Agent and all Lenders which are described in such subsection.

     Section 2.9 INITIAL BORROWING BASE. During the period from the date hereof to the first Determination Date the Borrowing Base shall be $110,000,000.

     Section 2.10 SUBSEQUENT DETERMINATIONS OF BORROWING BASE. By each Evaluation Date, Borrower shall furnish to each Lender all information, reports and data which Agent has then requested concerning the Related Persons' businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Report described in Section 5.1(b)(iv). Within sixty (60) days after receiving such information, reports and data, Majority Lenders shall agree upon an amount for the Borrowing Base and Agent shall by notice to Borrower designate such amount as the new Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is given (herein called a "Determination Date") and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined. If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this section, Agent may nonetheless designate the Borrowing Base at any amount which Majority Lenders determine and may redesignate the Borrowing Base from time to time thereafter until each Lender receives all such information, reports and data, whereupon Majority Lenders shall designate a new Borrowing Base as described above. Majority Lenders shall determine the amount of the Borrowing Base based upon the loan collateral value which they in their discretion assign to the various oil and gas properties of Borrower and its Subsidiaries at the time in question and based upon such other credit factors (including without limitation the assets, liabilities, cash flow, business, properties, prospects, management and ownership of Borrower and its Affiliates) as they in their discretion deem significant. It is expressly understood that Lenders and Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Maximum Loan Amount or otherwise, and that Lenders' commitments to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect, which Borrowing Base shall be used for calculating commitment fees under Section 2.5 and, to the extent permitted by law and regulatory authorities, for the purposes of Section 2.11.

     Section 2.11 CAPITAL REIMBURSEMENT. If at any time after the date hereof, and from time to time, any Lender determines that the adoption or modification after June 30, 1994 of any applicable law, rule or regulation regarding taxation, such Lender's required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation, administration or compliance of such Lender with any of such requirements, has or would have the effect of (a) increasing such Lender's costs relating to the Obligations owing to such Lender, or (b) reducing the yield or rate of return of such Lender on such Obligations, to a level below that which such Lender could have achieved but for the adoption or modification of any such requirements, Borrower shall, within 15 days after any request sent by such Lender to Borrower (with a copy to Agent), pay to Agent for the account of such Lender such additional amounts as (in such Lender's sole judgment, after reasonable computation) will compensate such Lender for such increase in costs or reduction in yield or rate of return of such Lender. Subject to the provisions of Section 2.16, no failure by such Lender to immediately demand payment of any additional amounts payable under this section shall constitute a waiver of such Lender's right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs or charges not permitted by
Section 9.6.

     Section 2.12 INCREASED COST OF FIXED RATE PORTIONS. If any applicable domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof after June 30, 1994 by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

          (a) shall change the basis of taxation of payments to any Lender of any principal, interest, or other amounts attributable to any Fixed Rate Portion or otherwise due under this Agreement in respect of any Fixed Rate Portion (other than taxes imposed on the overall income of such Lender or any lending office of such Lender by any jurisdiction in which such Lender or any such lending office is located); or

          (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Fixed Rate Portion of any Lender (excluding those for which such Lender is fully compensated pursuant to adjustments made in the definition of Adjusted CD Rate or Adjusted Eurodollar Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender; or

          (c) shall impose on any Lender, the certificate of deposit market, or the London interbank market any other condition relating to any Fixed Rate Portion, the result of which is to increase the cost to any Lender of funding or maintaining any Fixed Rate Portion or to reduce the amount of any sum receivable by any Lender in respect of any Fixed Rate Portion by an amount deemed by such Lender to be material, then such Lender shall promptly notify Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Lender for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall pay such amount to Agent for the account of such Lender and (ii) Borrower may elect, by giving to Agent and Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion.

     Section 2.13 AVAILABILITY. If (a) any change after June 30, 1994 in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender to fund or maintain Fixed Rate Portions, or shall materially restrict the authority of any Lender to purchase, sell or take certificates of deposit or offshore deposits of dollars (i.e., "eurodollars"), or (b) any Lender determines that matching deposits appropriate to fund or maintain any Fixed Rate Portion are not available to it, or (c) any Lender determines that the formula for calculating the Adjusted CD Rate or Adjusted Eurodollar Rate does not fairly reflect the cost to such Lender of making or maintaining loans based on such rate and the amount of such unreflected cost is not paid by Borrower pursuant to Section 2.12(c), then, upon notice by such Lender to Borrower and Agent, Borrower's right to elect Fixed Rate Portions of such Lender's Loan shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Fixed Rate Portions of such Lender's Loan (or portions thereof) which are then outstanding or are then the subject of any Rate Election and which cannot lawfully or practicably be maintained or funded shall immediately become or remain part of the Base Rate Portion of such Lender's Loan.

     Section 2.14 FUNDING LOSSES. In addition to its other obligations hereunder, Borrower will indemnify Agent and each Lender against, and reimburse Agent and each Lender on demand for, any loss or expense incurred or sustained by Agent or such Lender (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender to fund or maintain Fixed Rate Portions or Advances but excluding any amount attributed to the applicable Fixed Rate Spread), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Rate Election, if such payment or prepayment prevents such Rate Election from becoming fully effective, (c) the failure of any Advance to be made or of any Rate Election to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Related Person, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Fixed Rate Portion into a Base Rate Portion or into a different Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

     Section 2.15  REIMBURSABLE TAXES.  Borrower covenants and agrees that:

          (a) Borrower will indemnify Agent and each Lender against and reimburse Agent and each Lender for all present and future stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Fixed Rate Portions (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall income of Agent or such Lender or any lending office of Agent or such Lender by any jurisdiction in which Agent or such Lender or any such lending office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

          (b) All payments on account of the principal of, and interest on, each Lender's Loan and each Lender's Note, and all other amounts payable by Borrower to Agent and each

     Lender hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by law or other regulations to make any such deduction or withholding from any payment to Agent or any Lender, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by Agent or such Lender after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to Agent or such Lender an official receipt or other official document evidencing payment of such deduction or withholding.

          (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Fixed Rate Portion Borrower may elect, by giving to Agent and each Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes then accrued with respect to such Fixed Rate Portion.

          (d) Notwithstanding the foregoing, unless, prior to the date of its initial Advance (in the case of a Lender listed on the signature pages hereto), and prior to the effective date of the assignment and Agreement to be Bound by which it became a Lender (in the case of a financial institution that became a Lender pursuant to such assignment and Agreement to be Bound), and in each case from time to time thereafter, if reasonably requested by Borrower, each Lender organized under the laws of a jurisdiction outside the United States shall have provided Borrower with the forms prescribed by the Internal Revenue Service of the United States of America certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder, or other documents reasonably satisfactory to Borrower which shall indicate that all payments to be made to such Lender hereunder are not subject to United States withholding tax or are subject to such taxes at a rate reduced to zero by an applicable tax treaty, Borrower shall have no obligation under Section
     2.15 to make any payments to or for the benefit of such Lender in excess of the amounts otherwise payable under this Agreement. Unless Borrower shall have received forms or other documents, including Form 1001, Form 4224 or any other applicable tax forms, such forms to be reasonably satisfactory to Borrower, indicating that payments to any Lender organized under the laws of a jurisdiction outside the United States hereunder are not subject to any withholding tax or are subject to such tax at a rate reduced to zero by an applicable tax treaty, Borrower shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for such Lender. Should any Lender become subject to taxes because of its failure or inability to deliver a form required hereunder, Borrower shall take such steps not requiring the expenditure of money as such Lender shall request to assist such Lender to recover such taxes.

     Section 2.16  LIMITATION ON REIMBURSEMENT; MITIGATION.
(a) Notwithstanding the provisions of Sections 2.11 and 2.12, (i) if any Lender fails to give notice to Borrower of any event that would obligate Borrower to pay any amount owing pursuant to Section 2.11 or 2.12 within ninety (90) days after such Lender obtains knowledge of such event, and subsequently gives notice to Borrower of such event, Borrower shall pay only such amounts for costs incurred for the ninety-day period immediately prior to such notice, and (ii) any Lender requesting any payment under Section 2.11 or 2.12 shall furnish to Borrower a certificate setting forth the basis and amount of such request for payment thereunder, which shall, in the absence of manifest error, be presumed conclusive and binding.

     (b) Any Lender claiming any additional amounts payable pursuant to Section 2.11, 2.12 or 2.15 or subject to Section 2.13 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office for the Loans, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue under Sections 2.11, 2.12 or 2.15 or would avoid the unavailability of Fixed Rate Portions under Section 2.13 and would not, in any such case, in the judgment of such Lender, be otherwise disadvantageous.

     Section 2.17 REPLACEMENT OF LENDERS. If any Lender (an "Affected Lender") shall have (i) failed to fund any Advance that such Lender is obligated to fund hereunder and such failure has not been cured, (ii) requested compensation from Borrower under Sections 2.11, 2.12 or 2.15 to recover costs or Reimbursable Taxes incurred by such Lender which are not being incurred generally by other Lenders, or (iii) given notice pursuant to Section 2.13 that such Lender has suspended Borrower's right to elect Fixed Rate Portions of such Lender's Loan for reasons not generally applicable to other Lenders, then, in any such case, Borrower may make written demand on such Affected Lender (with a copy to Agent and each other Lender) for such Affected Lender to assign to one or more financial institutions (a "Replacement Lender"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including such Affected Lender's commitment and all Loans owing to such Affected Lender), PROVIDED, such assignment shall be consummated in accordance with and shall be subject to the terms of Section 9.10(a). Pursuant to Section 9.10(a), upon any such assignment, such Affected Lender shall cease to be a party hereto, PROVIDED, HOWEVER, such Affected Lender shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.15 and 7.3 accruing with respect to such Affected Lender prior to such assignment, as well as any fees accrued for its account and not yet paid.

ARTICLE III - CONDITIONS PRECEDENT TO LENDING

     Section 3.1 DOCUMENTS TO BE DELIVERED. No Lender has any obligation to make its first Advance unless Agent shall have received all of the following, at Agent's office in Dallas, Texas, duly executed and delivered and in form, substance and date satisfactory to Agent:

          (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

          (b)  Each Note.

          (c)  The following certificates of Borrower:

               (i) An "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of any bylaws of Borrower; and

               (ii) A "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of Borrower, of even date with such Advance, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 3.2.

          (d) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction.

          (e) A favorable opinion of Eugene A. Lang, Jr., Esq., general counsel for Borrower and Parent, substantially in the form set forth in Exhibit E, together with the certificate provided for in such Exhibit.

          (f)  Documents similar to those specified in subsections (c)(i) and
     (d) of this section with respect to Parent and the execution by Parent of the Parent Guaranty.

          (g)  Solvency Certificates of each of Borrower and Parent.

          (h)  A Notice of Final Agreement in the form of the attached
Exhibit G.

          (i) All other documents and instruments which Agent has then reasonably requested, in addition to those described above (including opinions of legal counsel for the Related Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower, Parent and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any of the Related Persons in this Agreement and the other Loan Documents, and (ii) the satisfaction of all conditions contained herein or therein. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.

     Section 3.2 ADDITIONAL CONDITIONS PRECEDENT. No Lender has any obligation to make any Advance (including its first) unless the following conditions precedent have been satisfied:

          (a) All representations and warranties made by any Related Person in any Loan Document shall be true on and as of the date of such Advance (except to the extent that any representation or warranty is expressly limited to a particular date and except to the extent the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Advance.

          (b)  No Default shall exist at the date of such Advance.

          (c) If at the date of such Advance the amount of Treasury Stock Purchases exceeds $35,000,000, no material adverse change shall have occurred to the individual or Consolidated financial condition of Borrower or Parent or their businesses since the date of this Agreement.

          (d) The making of such Advance shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

          (e) If such Advance shall be used in whole or in part to finance Treasury Stock Purchases, Agent shall have received a solvency certificate of Parent in the form of Exhibit B-2 attached hereto.

          (f) If such Advance shall be used in whole or in part to finance the purchase of "margin stock" or "margin securities", Borrower shall, upon the request of Agent, provide to Agent Federal Reserve Form U-1 as provided for in Regulation U, which shall contain statements that, in the judgment of Agent, permit the transactions contemplated thereby to be made in accordance with Regulation U.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES

     Section 4.1 BORROWER'S AND PARENT'S REPRESENTATIONS AND WARRANTIES. To confirm each Lender's understanding concerning Borrower, Parent and their respective businesses, properties and obligations, and to induce Agent and each Lender to enter into this Agreement and to make the Loans, each of Borrower and Parent represents and warrants to Agent and each Lender that:

          (a) NO DEFAULT. No Related Person is in default in the performance of any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

          (b) ORGANIZATION AND GOOD STANDING. Each Related Person is a corporation duly incorporated, validly existing and in good standing under the laws of their respective states of incorporation, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by such Related Person makes such licensing or qualification necessary and the failure to obtain such license or to so qualify might impair its title to its properties or the right of such Related Person to enforce material contracts against others or expose such Related Person to substantial liabilities. Each Related Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States where the character of the property owned or leased or the nature of the business transacted by such Related Person makes such actions and procedures desirable. Each Related Person has all requisite power and authority, corporate or otherwise, to conduct its businesses and to own its properties, and each Related Person has all requisite authority, corporate or otherwise, to execute and deliver, and to perform all of its obligations under the Loan Documents to which it is a party.

          (c) AUTHORIZATION. The execution, delivery and performance by each Related Person of the Loan Documents to which it is a party, and the borrowings hereunder, have been duly authorized by all necessary corporate action.

          (d) NO CONFLICTS OR CONSENTS. The execution, delivery and performance by each Related Person of the Loan Documents to which it is a party, do not and will not (i) require any consent or approval of the stockholders of any Related Person, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provisions of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to any Related Person or to any Related Person's articles or certificate of incorporation or bylaws, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or under any material partnership agreement or any other material agreement, lease or instrument to which any Related Person is a party or by which any Related Person or any of their respective properties may be bound or affected, or (iv) result in or require the creation of any Lien upon any assets or properties of any Related Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Related Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

          (e) ENFORCEABLE OBLIGATIONS. This Agreement and the other Loan Documents constitute the legal, valid and binding obligations of each Related Person which is a party hereto or thereto, enforceable against each such Related Person in accordance with their respective terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights or general equitable principles.

          (f) INITIAL FINANCIAL STATEMENTS. Borrower and Parent have heretofore furnished Agent and each Lender with the Initial Financial Statements. Such Initial Financial Statements fairly present the Consolidated financial condition of each Related Person on the dates thereof (subject in the case of unaudited statements to normal year-end adjustments) and were prepared in accordance with GAAP. As of the date hereof, there has been no material adverse change in the Consolidated business, properties or condition (financial or otherwise) of any Related Person since September 30, 1994, except as otherwise disclosed in the Disclosure Schedule.

          (g) OTHER OBLIGATIONS AND RESTRICTIONS. No Related Person has any outstanding Debt of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except with respect to taxes and claims which are being contested by such Related Person in good faith, each Related Person has paid and discharged all federal or state taxes, assessments and governmental obligations levied or imposed upon it or upon its income or profits, or upon any properties belonging to it now due and payable, and has paid all lawful claims for labor, materials and supplies (other than as a result of a judgment) which, if not paid, might by law become a lien or charge upon any properties of such Related Person. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Related Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which is reasonably likely in the foreseeable future to materially and adversely affect the businesses, properties, prospects, operations, or financial condition of such Related Person or of Borrower on a Consolidated basis.

          (h) FULL DISCLOSURE. No certificate, written statement or other written information delivered herewith or heretofore by any Related Person to Agent or any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) that has not been disclosed to Agent and each Lender in writing which could reasonably be expected to materially and adversely affect Borrower's properties, business, prospects or condition (financial or otherwise) or Borrower's Consolidated properties, businesses, prospects or condition (financial or otherwise). There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to Agent and each Lender true, correct and complete copies of the Initial Financial Statements and the Initial Engineering Report.

          (i) LITIGATION. As of the date hereof, and except as disclosed in the Disclosure Schedule, (i) there are no actions, suits or proceedings pending or, to the knowledge of any Related Person, threatened against or affecting any Related Person or any of their properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could reasonably be expected to be determined adversely to such Related Person and, if determined adversely, would have a material adverse effect on the financial condition, properties, or operations of either Borrower or Parent and their respective properly Consolidated subsidiaries, taken as a whole, or the right or ability of any Related Person to enter into the Loan Documents to which it is a party or to consummate the transactions contemplated thereby or to perform its obligations thereunder and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Related Person or any Related Person's stockholders, partners, directors or officers which have or may have any such effect.

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
          (j) ERISA LIABILITIES. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. No Termination Event has occurred with respect to any ERISA Plan and each Related Person and each of its ERISA Affiliates are in compliance with ERISA in all material respects. No Related Person nor any of its ERISA Affiliates is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Code) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

          (k) ENVIRONMENTAL AND OTHER LAWS. Except as disclosed in the Disclosure Schedule or a Disclosure Report: (i) the Related Persons are conducting their businesses in material compliance with all applicable federal, state or local laws, including Environmental Laws, and have and are in material compliance with all licenses and permits required under any such laws; (ii) no Related Person has notice of or is otherwise aware that any operation or property of any Related Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (iii) no Related Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any Environmental Law indicating that any Related Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Related Person; (iv) no Related Person has transported or arranged for the transportation of any Hazardous Material to any location which is, to the best of Borrower's knowledge (1) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (2) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Related Persons in an aggregate amount in excess of $1,000,000 for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (v) no Related Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

          (1) BORROWER'S SUBSIDIARIES. As of the date hereof, the only Subsidiary of Parent is Borrower and the only Subsidiary of Borrower is Plains Petroleum Gathering Company. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule or a Disclosure Report. Except for Whiskey Springs and joint operating or exploration agreements arising in the ordinary course of business, neither Borrower nor any Related Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report and associations, joint ventures or other relationships (i) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (ii) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, AND (iii) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships. Except as otherwise revealed in a Disclosure Report, each of Borrower and Parent owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

          (m) TITLE TO PROPERTIES. Each Related Person has good and defensible title to each of the properties valued in the Borrowing Base, free and clear of all Prohibited Liens except for covenants, easements and minor irregularities in title which do not materially interfere with the business or operations of any Related Person, the value of the properties valued in the Borrowing Base or the usefulness of such properties for the production of oil and gas.

          (n) GOVERNMENT REGULATION. Neither Borrower nor any other Related Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other statute, law, regulation or decree which regulates the incurring of Debt by such Person, including statutes, laws, regulations or decrees relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

          (o) INSIDER. Neither Borrower, Parent nor any other Related Person, nor to Borrower's or Parent's knowledge, any Person having "control" (as that term is defined in 12 U.S.C. Section 375b(9) or in regulations promulgated pursuant thereto) of Borrower or Parent, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. Section 375b(8) or (9) or in regulations promulgated pursuant thereto) of Lender, of a bank holding company of which Lender is a Subsidiary or of any Subsidiary of a bank holding company of which Lender is a Subsidiary.

          (p) REGULATION U. No Related Person is engaged in the business of extending credit to others for the purpose of purchasing or carrying margin stock or margin securities (within the meanings of Regulation U and Regulation G), and no part of the proceeds of any Advance will be used to purchase or carry margin stock or margin securities (except as permitted under Section 2.3(b) and (c)) or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin securities.

          (q) SOLVENCY. No Related Person is "insolvent" on the date hereof (that is, the sum of its absolute and contingent liabilities, including the Obligations, does not exceed the fair market value of its assets). Each Related Person's capital is adequate for the businesses in which it is engaged or intends to be engaged. No Related Person has hereby incurred, nor does any Related Person intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature.

     Section 4.2 REPRESENTATION BY LENDERS. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents pursuant to Section 9.10.

ARTICLE V - COVENANTS OF BORROWER AND PARENT

     Section 5.1 AFFIRMATIVE COVENANTS. To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce Agent and each Lender to enter into this Agreement and make the Loans, each of Borrower and Parent warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders agree otherwise:

          (a) PAYMENT AND PERFORMANCE. Each Related Person will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition set forth in the Loan Documents. Borrower and Parent will cause the other Related Persons to observe, perform and comply with every such term, covenant and condition.

          (b)  BOOKS, FINANCIAL STATEMENTS AND REPORTS.   Each Related Person
     will keep accurate books of record and account for itself in which true and complete entries will be made in accordance with GAAP consistently applied. Each of Borrower and Parent shall deliver the following statements and reports to Agent and each Lender at Borrower's or Parent's expense:

               (i) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, (A) a copy of Parent's annual report for such Fiscal Year and Form 10-K filed with the SEC with respect to such Fiscal Year (which may be a hard copy of Parent's "EDGAR" filing), which annual report shall include the audit report of Parent's independent certified public accountants, and (B) a certificate of the chief financial officer of each of Parent and Borrower in the form of Exhibit D attached hereto, stating (I) that such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of Parent and its Consolidated Subsidiaries as at such date and the Consolidated results of the operations of Parent and its Consolidated Subsidiaries for the period ended on such date, (II) whether or not he or she has knowledge of the occurrence of any Default hereunder and, if so, stating in reasonable detail the facts with respect thereto, (III) that he or she has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Sections 5.2 (e), (k) and (l), and (IV) that no Default exists at the end of such Fiscal Year or at the time of such certificate or specifying the nature and period of existence of any such Default.

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
               (ii)  As soon as available, and in any event within forty-five
          (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (A) a copy of Parent's Form 10-Q filed with the SEC with respect to such Fiscal Quarter (which may be a hard copy of Parent's "EDGAR" filing), and (B) a certificate of the chief financial officer of each of Parent and Borrower in the form of Exhibit D attached hereto, stating (I) that such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of Parent and its Consolidated Subsidiaries as at such date and the Consolidated results of the operations of Parent and its Consolidated Subsidiaries for the period ended on such date, (II) whether or not he or she has knowledge of the occurrence of any Default hereunder and, if so, stating in reasonable detail the facts with respect thereto, (III) that he or she has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 5.2 (e), (k) and (l), and (IV) that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

               (iii) Promptly upon the mailing thereof to the shareholders of any Related Person, copies of all other financial statements, reports and proxy statements so mailed, and promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which any Related Person shall have filed with the SEC or any national securities exchange;

               (iv) On each Evaluation Date, a written report in format and substance satisfactory to Majority Lenders and using price and other economic parameters required to be used by Borrower and Parent for SEC reporting purposes or otherwise identified therein, taking into account any "over-produced" status under gas balancing arrangements, and containing information and analysis comparable in scope to that contained in the Initial Engineering Report, setting forth:

                    (A) a schedule of proved reserves of those oil and gas
               properties owned by any Related Person which are situated within the United States of America, and which Borrower has designated as properties to be valued in the Borrowing Base, and, separately with respect to each property covered thereby the projected gross and net volumes of production reasonably expected to be produced therefrom;

                    (B) separately for each property covered thereby, a
               projection of the gross and net values of production by years for each of the ten (10) years next succeeding the effective date thereof and the remainder thereafter; and

                    (C) separately with respect to each property covered thereby the projected gross revenues, costs and expenses of operation, net revenues and the discounted present value of the projected net revenues from each such property, including a projection and computation by years for each of the ten (10) years next succeeding the effective date, which projections and computations shall set forth the economic parameters used in their calculation. The net revenues shall be adjusted for any production, severance, crude oil windfall profits or other taxes required to be paid in connection with the production and sale of oil and gas. The estimated operating expenses shall be the current operating expenses and other cash expenditure at the time of determination.

          The annual Engineering Report due on April 1 of each year (in this paragraph, the "Annual Engineering Report") shall be prepared as of December 31 of the preceding year. Any Engineering Report due on an Evaluation Date described in clause (b) of the definition of "Evaluation Date" shall be prepared as of July 1 of the year in which such Evaluation Date occurs. Any Engineering Report other than the Annual Engineering Report may be an update or supplement to the most recent Annual Engineering Report.

          The information described in clause (A) of this Section 5.1(b)(iv) shall in each Engineering Report be prepared by Borrower's in-house engineers, or by Netherland, Sewell & Associates, Inc. or other independent petroleum engineering firm reasonably acceptable to Majority Lenders; if such information in the Annual Engineering Report is prepared by Borrower's in-house engineers, Netherland Sewell & Associates or other independent petroleum engineering firm reasonably acceptable to Majority Lenders shall audit such information with respect to properties constituting not less than eighty percent (80%) of the Net Present Value of Reserves of all properties as reflected in such Engineering Report.

          The information described in clauses (B) and (C) of this Section 5.1(b)(iv) may be prepared by Borrower or Parent unless, following a Borrowing Base Deficiency or Collateral Event, Agent at the direction of Majority Lenders shall provide Borrower with written notice that such information shall be prepared by Netherland Sewell & Associates or other independent petroleum engineering firm acceptable to Majority Lenders.

          (c) OTHER INFORMATION AND INSPECTIONS. Each Related Person will furnish to Agent and each Lender any information which Agent may from time to time reasonably request in writing concerning any representation, warranty, covenant, provision or condition of the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto, or such other information respecting the financial condition and results of operations of any Related Person as Agent may from time to time reasonably request. Upon the request of Agent, each Related Person will give any Agent or its representative access to, and will permit such representative to examine, copy or make extracts from, any and all of such Related Person's books, records and documents, and each Related Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives. Each of Agent and Lenders agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by any Related Person, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain (other than as a result of disclosure by Agent or any Lender in violation of the terms hereof), (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency or authority, (iii) is disclosed by Agent or any Lender in connection with the enforcement of Agent's or such Lender's rights hereunder, (iv) is disclosed to Agent's or any Lender's Affiliates, auditors, attorneys, or agents, or (v) is furnished to any other Lender or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document; provided, however, in the case of clause (iv), such purchaser or prospective purchaser agrees to keep such information confidential on the terms set forth in this Section 5.1(c).

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
          (d) NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS. Borrower and Parent will promptly notify Agent and each Lender:

               (i) of the occurrence of any Default, and as promptly as practicable (but in any event not later than five (5) Business Days) after an officer of either Borrower or Parent obtains knowledge of the occurrence of any event which constitutes a Default or an Event of Default, together with a detailed statement of the steps being taken to cure the effect of such event;

               (ii) as soon as practicable (but in any event not later than ten
          (10) Business Days) after Related Persons incur (A) Funded Debt, other than the Obligations, as permitted under Section 5.2(a), in the aggregate principal amount in excess of $1,000,000, including notice of the amount and terms of such Funded Debt and the lender with respect thereto; and (B) Restricted Debt (other than Funded Debt), as permitted under Section 5.2(a), in the aggregate principal amount in excess of $10,000,000, including notice of the amount and terms of such Restricted Debt and the lender with respect thereto;

               (iii) of the acceleration of the maturity of any Debt owed by any Related Person or of any default under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could reasonably be expected to have a material adverse effect upon Borrower's or Parent's Consolidated financial condition,

               (iv) of the occurrence of any Termination Event,

                (v) of any material adverse claim (or any claim of $5,000,000 or more) asserted against any Related Person, or any notice of any Related Person's potential liability under any Environmental Laws which might exceed such amount, and

               (vi) of the filing of any suit or proceeding against any Related Person in which an adverse decision could reasonably be expected to occur and, if adversely determined, could reasonably be expected to have a material adverse effect upon any Related Person's financial condition, business or operations,

     Upon the occurrence of any of the foregoing the Related Persons will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Related Person changes its name or the location of its chief executive office or principal place of business.

          (e) MAINTENANCE OF PROPERTIES. Each Related Person will carry on and conduct its business in a commercially reasonable manner. Each Related Person will do all things necessary to maintain, preserve, protect and keep its properties (other than equipment which is worthless or obsolete or interests in oil and gas properties to which no proved reserves of oil, gas or other liquid or gaseous hydrocarbons are properly attributed) in good repair, working order and condition, ordinary wear and tear excepted, and in compliance with all applicable laws, rules and regulations in all material respects, and will make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be promptly conducted at all times.

          (f) MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Each Related Person which is a corporation or partnership will maintain and preserve its corporate or partnership existence and its rights and franchises in full force and effect and will qualify to do business as a foreign corporation or partnership in all states or jurisdictions where required by applicable law, except where the failure so to qualify could not reasonably be expected to have any material adverse effect on Borrower or Parent.

          (g) PAYMENT OF TRADE DEBT, TAXES, ETC. Each Related Person will (i) timely file all required tax returns; (ii) pay when due all taxes, assessments, and governmental charges and levies upon it or its income, profits or property; (iii) within one hundred twenty (120) days after the same becomes due pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (iv) pay and discharge when due all other Debt now or hereafter owed by it; and (v) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Related Person may, however, delay paying or discharging any of the foregoing so long as such amount is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

          (h) INSURANCE. Each Related Person will keep or cause to be kept insured by a financially sound and reputable insurer all property of a character usually insured by corporations engaged in the same or similar businesses similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations engaged in the same or a similar business similarly situated. Upon the occurrence of a Collateral Event and upon demand by Agent any insurance policies covering any such property shall be endorsed (i) to provide that such policies may not be cancelled, reduced or affected in any manner for any reason without fifteen days prior notice to Agent, and (ii) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. Each Related Person shall at all times maintain adequate insurance against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall be reasonably acceptable to Agent.

          (i) PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within thirty (30) days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of (i) Agent (including reasonable attorneys' fees) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, and (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, and (ii) Agent or any Lender (including reasonable attorneys' fees) in connection with the defense or enforcement of the Loan Documents or the defense of Agent's or any Lender's exercise of its rights thereunder (including costs and expenses of determining whether and how to carry out such defense or enforcement), provided that Lenders shall not retain separate counsel in connection with such defense or enforcement except with respect to those matters as to which the interests of Lenders become adverse to each other in a material respect or applicable rules of professional responsibility prohibit a single counsel from representing such Lenders.

          (j) INTEREST. Borrower hereby promises to Agent and Lenders to pay interest at the Late Payment Rate on all Obligations which Borrower has in this Agreement promised to pay (including Obligations to pay fees or to reimburse or indemnify Agent or any Lender) and which are not paid when due within thirty days thereafter. Such interest shall accrue from the date such Obligations become due until they are paid.

          (k) COMPLIANCE WITH AGREEMENTS AND LAW. Each Related Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Related Person will conduct its business and affairs in material compliance with all laws, regulations, and orders applicable thereto, including Environmental Laws in all material respects.

          (l) AGREEMENT TO DELIVER SECURITY DOCUMENTS. Upon the occurrence of a Collateral Event, each of Borrower and Parent agrees to deliver, to secure the Obligations whenever requested by Majority Lenders in their sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other security documents in form and substance satisfactory to Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests, other than Liens permitted under Section 5.2(b), in any oil and gas properties now owned or hereafter acquired by any Related Person having a value equal to at least eighty percent (80%) of the Net Present Value of Reserves. Each of Borrower and Parent also agrees to deliver in connection with such security documents, whenever requested by Agent in its sole and absolute discretion, with respect to any oil and gas properties of any Related Person hereafter mortgaged to Agent: (i) a list, by name and address, of those Persons who have purchased production during the most recent Fiscal Quarter from such properties, giving each such purchaser's owner number and property number for each such property, (ii) executed letters in lieu addressed to such purchasers, (iii) favorable title opinions from legal counsel acceptable to Agent which are designated by Agent constituting in the aggregate eighty percent (80%) of the value attributed to such properties as such properties are valued in the Borrowing Base, based upon abstract or record examinations to dates acceptable to Agent: (A) stating that such Person has good and defensible title to such properties and interests, free and clear of all Prohibited Liens, (B) confirming that such properties and interests are subject to security documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and perfected assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (C) covering such other matters as Agent may reasonably request, and (iv) such other information, agreements, documents or instruments as Agent may reasonably require. Each Related Person will from time to time deliver to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by such Related Person in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in collateral securing any Obligations.

          (m) RELEASE OF SECURITY DOCUMENTS. If Borrower or Parent shall have delivered to Agent security documents pursuant to Section 5.1(l) above, and thereafter the Utilized Percentage of Borrowing Base shall be less than or equal to fifty percent (50%) for a period of not less than thirty (30) consecutive days, Agent shall, at the written request of Borrower or Parent, and at the expense of Borrower, release all of its Liens and security interests thereunder and shall deliver such release and termination instruments as reasonably requested by Borrower and Parent; PROVIDED, HOWEVER, if subsequent to any such release, a Collateral Event shall occur, Borrower's and Parent's obligation to deliver security documents to Agent pursuant to Section 5.1(l) above shall be reinstated.

     Section 5.2 NEGATIVE COVENANTS. To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce Agent and each Lender to enter into this Agreement and make the Loans, each of Borrower and Parent warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders agree otherwise:

          (a) RESTRICTED DEBT. Except as otherwise expressly permitted by this subsection, no Related Person will incur, create, assume or permit to exist, any Restricted Debt except:

               (i)  the Obligations.

               (ii) other Restricted Debt (taking into account all such Restricted Debt of all Related Persons) which does not exceed more than $25,000,000 in principal in the aggregate at any time outstanding; PROVIDED, that the terms of such Restricted Debt shall not have a weighted average life to maturity shorter than that of the Obligations.

               (iii) intercompany Debt owed by Parent to Borrower in respect of loans and advances made by Borrower to fund Treasury Stock Purchases.

               (iv) Liquidated Debt arising under futures contracts or swap contracts, provided that:

                    (1) all such contracts are entered into with the purpose and effect of fixing prices (including caps, floors, collars, exchange transactions, forward agreements or other exchange or protection agreements) on oil and/or gas expected to be sold by the Related Persons in the ordinary course of their businesses;

                    (2) no such contract requires any Related Person to put up money or other assets to any Person other than any Lender against the event of its nonperformance, prior to actual default by such Related Person in performing its obligations thereunder; PROVIDED, if any Related Person puts up any money or other assets to any Lender pursuant to any such contract, such collateral shall ratably secure all Obligations as well as such contract obligations, and, PROVIDED, FURTHER, if any Related Person shall have delivered to Agent security documents pursuant to Section 5.1(l) above, such security documents shall secure any such contracts between any Related Person and any Lender; and

                    (3) the aggregate amount of oil and/or gas reserves covered by such contracts for any production year shall not exceed seventy-five percent (75%) of the projected production of Related Persons' oil and/or gas reserves for such year, as projected in the most recent Engineering Report.

          (b) LIMITATION ON LIENS. No Related Person will create, incur, assume or suffer to exist any Lien on any

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     of the properties or assets which it now owns or hereafter acquires, except:

               (i)  Liens which secure Obligations only.

               (ii) Liens which secure Debt, in an aggregate amount not to exceed $1,000,000, incurred to finance the purchase of any assets of such Person, which assets constitute collateral for such Debt under a security or other collateral arrangement executed and delivered on a substantially simultaneous basis with the incurrence of such Debt.

               (iii) statutory Liens for taxes, statutory mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar statutory Liens incurred in the ordinary course of business, provided such Liens do not secure Restricted Debt and secure only Debt which is not delinquent or which is being contested as provided in Section 5.1(g).

               (iv) Liens on "margin stock" or "margin securities" as defined in Regulation U and Regulation G, respectively.

          (c)  LIMITATION ON MERGERS, ISSUANCES OF SECURITIES.

               (i) No Related Person shall be a party to any merger, consolidation or other combination, unless, as to Borrower or Parent, Borrower or Parent is the surviving corporation, or, as to any other Related Person, Borrower, Parent or such Related Person is the surviving corporation.

               (ii) If, subsequent to the date hereof, Borrower or Parent shall create or acquire a Subsidiary, Borrower and Parent shall within ten
          (10) days thereafter notify Agent and each Lender of the creation or acquisition of such Subsidiary.

               (iii) Neither Borrower nor Parent will issue any securities other than (A) shares of its common stock and any options or warrants giving the holders thereof only the right to acquire such shares or
          (B) rights for and shares of Parent's preferred stock pursuant to the Rights Agreement. No Subsidiary of Borrower or Parent will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower or Parent and only to the extent not otherwise forbidden under the terms hereof.

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
          Notwithstanding the foregoing, Parent may amend, extend or replace the Rights Agreement. No Subsidiary of Borrower or Parent which is a partnership will allow any diminution of Borrower's or Parent's interest (direct or indirect) therein.

          (d) LIMITATION ON SALES OF PROPERTY. No Related Person will sell, lease, assign, transfer or otherwise dispose of any properties valued in the Borrowing Base except:

               (i) "margin stock" or "margin securities" as defined in Regulation U and Regulation G, respectively.

               (ii) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value.

               (iii) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms.

               (iv) interests in oil and gas properties, or portions thereof, to which no proved reserves of oil, gas or other liquid or gaseous hydrocarbons are properly attributed.

               (v) sales of properties valued in the Borrowing Base, PROVIDED, that if such Related Person shall receive net proceeds in excess of $500,000 from any such sale, ALL net proceeds of such sale shall be used to prepay the Obligations, PROVIDED, HOWEVER, no Related Person shall sell, lease, assign, transfer or otherwise dispose of any such property if immediately thereafter a Borrowing Base Deficiency would exist, or a Collateral Event shall have occurred, and, PROVIDED FURTHER, if properties having an aggregate Net Present Value of Reserves in excess of $25,000,000 shall be sold subsequent to the most recent Determination Date, Majority Lenders shall have the right to and may redetermine the Borrowing Base.

     No Related Person will sell, transfer or otherwise dispose of capital stock of any of its Subsidiaries. No Related Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income in an aggregate amount in excess of $250,000 except to the extent expressly permitted under the Loan Documents.

          (e) LIMITATION ON DIVIDENDS AND REDEMPTIONS. Parent will not declare or pay any dividends (other than dividends

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
     payable solely in stock of Parent) on any class of its capital stock or make any payment on account of the purchase, redemption (other than redemptions of rights attached to Parent's common stock pursuant to the Rights Agreement in an amount not exceeding $0.01 per share) or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly; PROVIDED, HOWEVER, that (i) during the eighteen (18) month period commencing the date hereof, Parent may (A) make Treasury Stock Purchases not to exceed $75,000,000 in the aggregate, and (B) pay cash dividends, provided that the aggregate amount of cash dividends paid during the immediately preceding four Fiscal Quarters does not exceed fifty percent (50%) of Parent's Consolidated after-tax net income for the immediately preceding eight Fiscal Quarters, and (ii) thereafter, Parent may pay cash dividends or make Treasury Stock Purchases, provided that the aggregate amount of such dividends paid and Treasury Stock Purchases made do not exceed fifty percent (50%) of Parent's Consolidated after-tax net income for the immediately preceding eight Fiscal Quarters (plus up to $15,000,000 of additional Treasury Stock Purchases). Notwithstanding the foregoing, no such dividends or Treasury Stock Purchases shall be permitted upon the occurrence or during the continuance of a Default or Event of Default, or during the period that a Borrowing Base Deficiency exists.

          (f) LIMITATION ON INVESTMENTS AND NEW BUSINESSES. No Related Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, provided, however, that (A) any Related Person may expand into other facets of the petroleum industry including gas marketing and the acquisition and/or operation of gas gathering and gas processing facilities, but specifically excluding refining of crude oil, and (B) Parent may purchase an office building to be used for the Related Persons' office space, and may lease any excess space which may exist in such building, (iii) make any acquisitions of or capital contributions to or other investments in any Person, other than Permitted Investments, (iv) make any significant acquisitions or investments in any properties other than (A) oil and gas properties (including acquisitions of Persons the assets of which consist primarily of oil and gas properties) or (B) equipment and facilities used to gather, compress, treat or transport natural gas or oil or (v) in the aggregate with all other Related Persons at any time own more than $10,000,000 in "margin stock" and "margin

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
     securities" (other than Parent's common stock) as defined in Regulation U and Regulation T, respectively.

          (g) LIMITATION ON CREDIT EXTENSIONS. Except for Permitted Investments, no Related Person will extend credit, make advances or make loans other than (i) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, (ii) loans among Borrower and Parent and (iii) loans to employees of any Related Person, so long as the aggregate outstanding amount of all such loans made by all Related Persons does not at any time exceed $250,000.

          (h) TRANSACTIONS WITH AFFILIATES. Except as expressly permitted hereby, no Related Person will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among Borrower, Parent and their wholly owned Subsidiaries.

          (i) ERISA PLANS. No Related Person nor any of its ERISA Affiliates will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

          (j)  FISCAL YEAR.  No Related Person will change its fiscal year.

          (k) CURRENT RATIO. The ratio of Parent's Consolidated current assets to Parent's Consolidated current liabilities will never be less than 1 to
     1. For purposes of this subsection, Parent's Consolidated current assets will include up to $25,000,000 of the unused portion of the Available Borrowing Base which is then available for borrowing, and Parent's Consolidated current liabilities will be calculated without including any payments of principal on long-term Debt which is required to be repaid within one year from the time of calculation.

          (l) TANGIBLE NET WORTH. Parent's Consolidated Tangible Net Worth will never be less than $80,000,000, minus any Treasury Stock Purchases. As used in this subsection the term "Parent's Consolidated Tangible Net Worth" means the remainder of (I) all Consolidated assets of Parent, other than intangible assets (including without limitation as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names,

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
     trade secrets and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP), minus (II) Parent's Consolidated Debt, and the term "Parent's Consolidated Debt" means all Consolidated liabilities and similar balance sheet items of Parent, together with all other Restricted Debt of any Related Person, to the extent reflected on Parent's Consolidated balance sheet. In calculating Parent's Consolidated Tangible Net Worth (I) the value of Parent's Consolidated assets shall not be reduced by a Write-down of Oil and Gas Properties to the extent that the properties affected thereby are included in the Borrowing Base and (II) the value of Parent's Consolidated assets shall be reduced by a Write-down of Oil and Gas Properties to the extent that the properties affected thereby are not included in the Borrowing Base.

ARTICLE VI - BANK ACCOUNTS, ETC.

     Section 6.1 BANK ACCOUNTS; OFFSET. To secure the repayment of the Obligations Borrower hereby grants to Agent and each Lender and to each financial institution which hereafter acquires a participation or other interest in any Loan or Note (in this section called a "Participant") a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Agent or any Lender or Participant at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to Agent or any Lender or Participant from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with Agent or any Lender or Participant, and
(c) any other credits and claims of Borrower at any time existing against Agent or any Lender or Participant, including claims under certificates of deposit. Upon the occurrence of any Event of Default, each of Agent and Lenders and Participants is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to Borrower, any and all items hereinabove referred to against the Obligations then due and payable.

     Section 6.2 GUARANTIES OF BORROWER'S SUBSIDIARIES. Each Subsidiary of Parent and Borrower now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Agent, execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the

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
obligations of Borrower hereunder, which guaranty shall be satisfactory to Agent in form and substance. Borrower will cause each of its Subsidiaries to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

ARTICLE VII - EVENTS OF DEFAULT AND REMEDIES

     Section 7.1 EVENTS OF DEFAULT. Each of the following events constitutes an Event of Default under this Agreement:

          (a) Any Related Person fails to pay the principal portion of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

          (b) Any Related Person fails to pay any Obligation other than as set forth in clause (a) above when due and payable (other than Obligations under Sections 2.11, 2.12, 2.14, 2.15 and 7.3) whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within five
     (5) Business Days after the due date;

          (c) Any Related Person fails to pay any Obligation under Sections 2.11, 2.12, 2.14, 2.15 or 7.3 within thirty (30) days after any invoice or other statement or notice;

          (d) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

          (e) Any Related Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 5.1(d) or Section 5.2;

          (f) Any Related Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Agent to Borrower;

          (g) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of

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
     any Related Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 4.1(e) for any reason other than its release or subordination by Agent or Majority Lenders;

          (h) Any Related Person (i) fails to pay any portion, when such portion is due, of any of its Debt in excess of $2,500,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Debt is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

          (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Code) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan, such Plan is terminated by the PBGC and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

          (j)  A Change of Control occurs;

          (k)  Borrower or Parent:

               (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

               (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails

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
          generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

               (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

               (iv) suffers the entry against it of a final judgment for the payment of money in excess of $2,500,000 (not covered by insurance reasonably satisfactory to Agent), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

               (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its property, and such writ or warrant of attachment or any similar process is not stayed or released prior to the seizure thereunder of any such property (and in any event within thirty days after the entry or levy thereof or after any stay is vacated or set aside); and

Upon the occurrence of an Event of Default described in subsection (k)(i),
(k)(ii) or (k)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Agent shall), without notice to Borrower or any other Related Person, declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other

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
notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. After any such acceleration (whether automatic or due to any declaration by Agent), any obligation of any Lender to make any further Advances shall be permanently terminated.

     Section 7.2 REMEDIES. If any Event of Default shall occur and be continuing, each Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Agent and Lenders under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

     Section 7.3 INDEMNITY. BORROWER AGREES TO INDEMNIFY AGENT AND EACH LENDER, UPON DEMAND, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT OR SUCH LENDER GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS AND THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY RELATED PERSON OR ANY LIABILITIES OR DUTIES OF ANY RELATED PERSON, AGENT OR ANY LENDER WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT OR ANY LENDER, PROVIDED ONLY THAT NEITHER AGENT NOR ANY LENDER SHALL BE ENTITLED UNDER THIS SECTION TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. IF ANY PERSON (INCLUDING BORROWER OR ANY OF ITS AFFILIATES) EVER ALLEGES SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY AGENT OR ANY LENDER, THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL NONETHELESS BE PAID UPON DEMAND, SUBJECT TO LATER ADJUSTMENT OR REIMBURSEMENT, UNTIL SUCH TIME AS A COURT OF COMPETENT JURISDICTION ENTERS A FINAL JUDGMENT AS TO THE EXTENT AND EFFECT

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OF THE ALLEGED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  AS USED IN THIS SECTION
THE TERMS "AGENT" AND "LENDER" SHALL REFER NOT ONLY TO THE PERSONS DESIGNATED AS SUCH IN SECTION 1.1 BUT ALSO TO EACH DIRECTOR, OFFICER, AGENT, ATTORNEY, EMPLOYEE, REPRESENTATIVE AND AFFILIATE OF SUCH PERSON.

ARTICLE VIII - AGENT

     Section 8.1 APPOINTMENT AND AUTHORITY. Each Lender hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to Lenders is only that of one commercial bank acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any Lender to Agent of any Default or Event of Default, Agent shall promptly notify each Lender thereof.

     Section 8.2 EXCULPATION, AGENT'S RELIANCE, ETC. NEITHER AGENT NOR ANY OF ITS DIRECTORS, OFFICERS, AGENTS, ATTORNEYS, OR EMPLOYEES SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS, INCLUDING THEIR NEGLIGENCE OF ANY KIND, EXCEPT THAT EACH SHALL BE LIABLE FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public

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accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Related Person or to inspect the property (including the books and records) of any Related Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of the Related Persons and the Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

     Section 8.3 LENDERS' CREDIT DECISIONS. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, made its own analysis of Parent and Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

     Section 8.4 INDEMNIFICATION. Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts, and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent growing out of, resulting from or in any other way associated with any of the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment).

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The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by Agent, provided only that no Lender shall be obligated under this section to indemnify Agent for that portion, if any, of any liabilities and costs which is proximately caused by Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Agent by Borrower under Section 5.1(i) to the extent that Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Agent" shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent attorney, employee, representative and Affiliate of such Person.

     Section 8.5 RIGHTS AS LENDER. In its capacity as a Lender, Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with any of the Related Persons or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

     Section 8.6 SHARING OF SET-OFFS AND OTHER PAYMENTS. Agent and each Lender agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 2.8, causes Agent or such Lender to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 2.8, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause Agent and all Lenders to share all payments as provided for in Section 2.8, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 2.8; provided, however, that nothing herein contained shall in any way affect the right of Agent or any Lender to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to court order to be paid on account of the possession of such funds prior to such recovery.

     Section 8.7 INVESTMENTS. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

     Section 8.8 BENEFIT OF ARTICLE VIII. The provisions of this Article (other than the following Section 8.9) are intended solely for the benefit of Agent and Lenders, and no Related Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against Agent or any Lender. Agent and Lenders may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Related Person.

     Section 8.9 RESIGNATION. Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation, which shall be at least thirty (30) days after the date such notice is given. Upon any such resignation Borrower may, with the written concurrence of Majority Lenders designate a successor Agent. If within fifteen days after the date of such resignation Borrower makes no such designation or such written concurrence is not given, Majority Lenders shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be

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
a commercial bank organized or licensed to conduct a banking or trust business under the laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article VIII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

ARTICLE IX - MISCELLANEOUS

     Section 9.1  WAIVERS AND AMENDMENTS; ACKNOWLEDGEMENTS.

          (a) WAIVERS AND AMENDMENTS. No failure or delay (whether by course of conduct or otherwise) by Agent or any Lender in exercising any right, power or remedy which Agent or such Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Agent or such Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower or Parent, by Borrower or Parent, as the case may be, (ii) if such party is Agent, by Agent and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as provided in Section 9.7). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such

     Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article III (provided that Agent may in its discretion withdraw any request it has made under Section 3.2(g)), (2) increase the Commitment of such Lender or subject such Lender to any additional obligations, (3) reduce the rate at which any fees hereunder are calculated, or the principal of, or the stated rate of interest on, such Lender's Note, (4) postpone any date fixed for any payment of any fees hereunder, or principal of, or interest on, such Lender's Note, (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, or
     (6) release Borrower from its obligation to pay such Lender's Note or Parent from its guaranty of such payment.

          (b) ACKNOWLEDGEMENTS AND ADMISSIONS. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Agent or any Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) neither Agent nor any Lender has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower, on one hand, and Agent and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any of Borrower, Agent and Lenders,
     (vii) Agent is not Borrower's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist Agent and each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by Agent or any Lender, or any representative thereof, and no such representation or covenant has been made, that Agent or any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) Agent and all Lenders have relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to make their Loans.

     THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 9.2 SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE. All of the Related Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Agent and Lenders and all of Agent's and Lenders' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Related Person to Agent or any Lender under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by the Related Persons in the Loan Documents, and the rights, powers, and privileges granted to Agent and Lenders in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Agent or any Lender of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

     Section 9.3 NOTICES. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to Lenders), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy or telex, by delivery service with proof of delivery, or by

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
registered or certified United States mail, postage prepaid, to Borrower and the Related Persons at the address of Borrower specified on the signature pages hereto and to Agent and the other Lenders at their addresses specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address provided herein, (b) in the case of telecopy or telex, upon receipt, or
(c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Request for Advance or Rate Election shall become effective until actually received by Agent.

     Section 9.4 JOINT AND SEVERAL LIABILITY; PARTIES IN INTEREST. All Obligations which are incurred by two or more Related Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Related Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Majority Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to Agent and all Lenders, such purchaser shall not be entitled to any rights of Agent or Lender under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

     Section 9.5 GOVERNING LAW; SUBMISSION TO PROCESS. Except to the extent that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas and the laws of the United States of America, without regard to principles of conflicts of law. Chapter 15 of Texas Revised Civil Statutes Annotated Article 5069 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) does not apply to this Agreement or to the Notes. Each of Borrower and Parent hereby irrevocably submits itself and each other Related Person to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Texas and agrees and consents that service of process may be made upon it or any of the Related

Persons in any legal proceeding relating to the Loan Documents or the Obligations by any means allowed under Texas or federal law. Each of Parent and Borrower agrees to appoint CT Corporation as its agent for service of process in Texas.

     Section 9.6 LIMITATION ON INTEREST. Agent, Lenders, the Related Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith.
Agent and Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Agent or any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Agent's or such Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Agent, Lenders and the Related Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and
(iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under

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
applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Texas Revised Civil Statutes Annotated article 5069-1.04, that ceiling shall be the indicated rate ceiling and shall be used when appropriate in determining the Highest Lawful Rate. As used in this section the term "applicable law" means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     Section 9.7 TERMINATION; LIMITED SURVIVAL. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Related Person in any Loan Document, any Obligations under Sections 2.12 through 2.16, and any obligations which any Person may have to indemnify or compensate Agent or any Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

     Section 9.8 SEVERABILITY. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     Section 9.9 COUNTERPARTS. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

     Section 9.10  ASSIGNMENTS; PARTICIPATIONS.

     (a) ASSIGNMENTS. Each Lender shall have the right to sell, assign or transfer all or any part of such Lender's Note, Advances, Loans and the associated rights and obligations under all Loan Documents to one or more financial institutions, pension plans, investment funds, or similar purchasers; PROVIDED, that in connection with each sale, assignment or transfer, the applicable Lender will consider the opinion and recommendation of Borrower,

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
which opinion and recommendation shall in no way be binding upon such Lender, but each such sale, assignment, or transfer shall be with the consent of Borrower, which consent will not be unreasonably withheld, and with the consent of Agent, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations as it would if it were such Lender and a holder of such Note, including, without limitation, the right to vote on decisions requiring consent or approval of all Lenders or Majority Lenders and the obligation to fund its Percentage Share of any Advances or Loans; PROVIDED FURTHER, that (i) each Lender in making each such sale, assignment, or transfer must dispose of a pro rata portion of each Loan made by such Lender, (ii) each such sale, assignment, or transfer shall be in a principal amount not less than $10,000,000, (iii) each Lender shall at all times maintain Loans then outstanding in an aggregate amount at least equal to $10,000,000, (iv) each Lender may not offer to sell its Note and Loans or interests therein in violation of any securities laws, and (v) no such assignments shall become effective until (I) the assigning Lender delivers to Agent copies of all written assignments and other documents evidencing any such assignment or related thereto and an Agreement to be Bound in the form of Exhibit H, providing for the assignee's ratification and agreement to be bound by the terms of this Agreement and the other Loan Documents. Notwithstanding the provisions of clauses (ii) and (iii) above, a Lender may make a sale, assignment or transfer, or maintain Loans then outstanding, in an amount which is less than that required above provided that Borrower and such Lender have agreed to modify such requirements and have delivered to Agent prior written evidence of their agreement to make such modification. An assignment fee in the amount of $2,500 for each such assignment will be payable to Agent by assignor or assignee. Within five (5) Business Days after its receipt of notice that the Agent has received copies of any assignment and the other documents relating thereto, the assignee shall notify Borrower of the outstanding principal balance of the Notes payable to such Lender and shall execute and deliver to Agent (for delivery to the relevant assignee) new Notes evidencing such assignee's assigned Loans and, if the assignor Lender has retained a portion of its Loans, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender).

     (b) PARTICIPATIONS. Each Lender shall have the right to grant participations in all or any part of such Lender's Note, Advances, Loans and the associated rights and obligations under all Loan Documents to one or more pension plans, investment funds, financial institutions or similar purchasers; PROVIDED that (i) each Lender granting a participation shall use its best efforts to give prior notice of any such participation, but in

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
any event shall promptly notify Agent and Borrower thereof, (ii) each Lender granting a participation shall retain the right to vote hereunder, and no participant shall be entitled to vote hereunder on decisions requiring consent or approval of Majority Lenders (except as set forth in (iv) below), (iii) each Lender and Borrower shall be entitled to deal with the Lender granting a participation in the same manner as if no participation had been granted, and
(iv) no participant shall ever have any right by reason of its participation to exercise any of the rights of Lenders hereunder, except that any Lender may agree with any participant that such Lender will not, without the consent of such participant, consent to any amendment or waiver described in Section 9.1(a) requiring approval of 100% of the Lenders.

     (c) DISTRIBUTION OF INFORMATION. It is understood and agreed that any Lender may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning Borrower's properties and operations which was provided to such Lender pursuant to this Agreement, subject to Section 5.1(c).

     SECTION 9.11 WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF BORROWER, AGENT AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (a) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. BORROWER HEREBY REPRESENTS AND ACKNOWLEDGES THAT IT IS A "BUSINESS CONSUMER" FOR THE PURPOSES OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, THAT IT HAS ASSETS OF $5,000,000 OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, THAT IT HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF CREDIT TRANSACTIONS GENERALLY AND OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS IN PARTICULAR, AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING

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
POSITION WITH RESPECT TO THE PARTIES TO AND THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS; BORROWER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT (OTHER THAN SECTION 17.555 THEREOF), AS FROM TIME TO TIME AMENDED.

     Section 9.12 NO INDIRECT SECURITY. Notwithstanding any Section or provision of this Agreement to the contrary, nothing in this Agreement shall (i) restrict or limit the right or ability of any Related Person to pledge, mortgage, sell, assign, or otherwise encumber or dispose of any "margin stock" or "margin securities" as defined in Regulation U and Regulation G, respectively, or (ii) create a Default arising out of or relating to any such pledge, mortgage, sale, assignment or other encumbrance or disposition.









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
     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                        PLAINS PETROLEUM OPERATING COMPANY
                                        Borrower


                                        By:/s/ William F. Wallace
                                           -------------------------------
                                           William F. Wallace
                                           President and Chief Operating
                                           Officer

                                        PLAINS PETROLEUM COMPANY
                                        Parent


                                        By:/s/ James A. Miller
                                           -------------------------------
                                           James A. Miller
                                           Chairman and Chief Executive
                                           Officer

                                        Address:

                                        12596 West Bayaud, Suite 400
                                        Lakewood, Colorado  80228
                                        Attention: James A. Miller

                                        Telephone: (303) 969-9325
                                        Telecopy: (303) 969-3157


                    Percentage          NATIONSBANK OF TEXAS, N.A.
                    Share of            Agent and Lender
Percentage          Maximum
  Share             Loan Amount
----------          -----------
                                        By:/s/ Franklyn L. Muscara
                                           -------------------------------
                                           Franklyn L. Muscara
                                           Senior Vice President
100%                $150,000,000
                                        Address:
                                        NationsBank Plaza
                                        901 Main Street, 49th Floor
                                        Dallas, Texas  75202
                                        Attention: Energy Banking Group

                                        With a copy to:
                                        NationsBank of Texas, N.A.
                                        Denver Energy Group
                                        370 Seventeenth, Suite 3250
                                        Denver, Colorado  80202-5632
                                        Attention: David Rubenking

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                                        Telephone: (303) 629-6969
                                        Telecopy: (303) 629-6303




















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                                                                       EXHIBIT A

PROMISSORY NOTE


$150,000,000                      Dallas, Texas                February 17, 1995

     FOR VALUE RECEIVED, the undersigned, Plains Petroleum Operating Company, a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A., a national banking association (herein called "Lender"), the principal sum of ONE HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($150,000,000), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent under the Credit Agreement, 901 Main Street, Dallas, Texas 75202 or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain Credit Agreement of even date herewith among Borrower, Plains Petroleum Company, NationsBank of Texas, N.A., as Agent, and the lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein, and (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events. Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein.

     For the purposes of this Note, the following terms have the meanings assigned to them below:

          "Base Rate Payment Date" means (i) the first day of each January, April, July and October of each year, beginning April 1, 1995, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

          "Fixed Rate Payment Date" means, with respect to any Fixed Rate
     Portion: (i) the day on which the related Interest Period ends and if such Interest Period is more than 90 days, the day which is 90 days after the first day of such Interest Period shall also be a Fixed Rate Payment Date, and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Fixed Rate Portion and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Fixed Rate Portion shall be deferred from one Fixed Rate Payment Date to another day, such other day shall also be a Fixed Rate Payment Date.

     The principal amount of this Note shall be due and payable in twenty-four quarterly installments, each of which shall be equal to one-twenty-fourth (1/24th) of the aggregate unpaid principal balance of this Note at the end of the Commitment Period, and shall be due and payable on the first day of January, April, July, and October of each year, beginning April 1, 1997 and continuing regularly thereafter until January 1, 2004, at which time the unpaid principal balance of this Note and all interest accrued hereon shall be due and payable in full.

     The Base Rate Portion of the Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Portion to but not including such Base Rate Payment Date. Each Fixed Rate Portion of the Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Fixed Rate in effect on such day. On each Fixed Rate Payment Date relating to such Fixed Rate Portion Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Fixed Rate Portion to but not including such Fixed Rate Payment Date. All past due principal of and past due interest on the Loan shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate, Fixed Rate, and Late Payment Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable law provides for a ceiling under Texas Revised Civil Statutes Annotated article 5069-1.04, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

                                        PLAINS PETROLEUM OPERATING COMPANY


                                        By:/s/ William F. Wallace
                                           -------------------------------
                                           William F. Wallace
                                           President and Chief Operating
                                           Officer

                                                                     EXHIBIT B-1

                               REQUEST FOR ADVANCE

     Reference is made to that certain Credit Agreement dated as of February 17, 1995 (as from time to time amended, the "Agreement"), by and among Plains Petroleum Operating Company ("Borrower"), Plains Petroleum Company ("Parent"), NationsBank of Texas, N.A., as Agent, and certain financial institutions ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby requests Lenders to make Advances to Borrower in the aggregate principal amount of $ __________ and specifies ____________, 19__, as the date Borrower desires for Lenders to make such Advances and for Agent to deliver to Borrower the proceeds thereof.

     To induce Lenders to make such Advances, Borrower and Parent hereby represent, warrant, acknowledge, and agree to and with Agent and each Lender that:

          (a) The officer of Borrower and the officer of Parent signing this instrument are the duly elected, qualified and acting officers of Borrower and Parent respectively as indicated below such officer's signature hereto having all necessary authority to act for Borrower and Parent respectively in making the request herein contained.

          (b) The representations and warranties of each Related Person set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that any representation or warranty is expressly limited to a particular date and except to the extent the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

          (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 9.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Advances requested hereby. Borrower will use the Advances hereby requested in compliance with
     Section 2.3 of the Agreement.

          (d) [Neither Borrower nor Parent will use any of the Advances hereby] requested to finance Treasury Stock Purchases or to purchase "margin stock" or "margin securities" as defined in Regulation U and Regulation T, respectively.] [Borrower or Parent will use $___________ of the Advances] hereby requested to finance Treasury Stock Purchases; accompanying this Request for Advances is a Solvency Certificate of Parent in the form of Exhibit B-2 to the Agreement.] [Borrower or Parent will use $___________] of the Advances hereby requested to finance the purchase of "margin stock" or "margin securities" as defined in Regulations U or T, respectively.]

          (e) Each of the conditions precedent to Advances contained in the Agreement remains satisfied.

          (f) [The amount of Treasury Stock Purchases as of the date hereof is] less than $35,000,000] [No material adverse change has occurred to the] individual or Consolidated financial condition of Borrower or Parent or their businesses since the date of this Agreement.]

          (g) The aggregate unpaid principal balances of the Loans, after the making of the Advances requested hereby, will not be in excess of the Available Borrowing Base on the date requested for the making of such Advances.

          (h) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 9.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

     The officer of Borrower and the officer of Parent signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgements, and agreements of Borrower and Parent are true, correct and complete.

     IN WITNESS WHEREOF, this instrument is executed as of ____________, 19__.

                                        PLAINS PETROLEUM OPERATING COMPANY


                                        By:_______________________________
                                           Name:
                                           Title:

                                        PLAINS PETROLEUM COMPANY


                                        By:_______________________________
                                           Name:
                                           Title:

                                                                     EXHIBIT B-2

                              SOLVENCY CERTIFICATE

     Reference is made to that certain Credit Agreement dated as of February 17, 1995 (as from time to time amended, the "Agreement"), by and among Plains Petroleum Operating Company ("Borrower"), Plains Petroleum Company ("Parent"), NationsBank of Texas, N.A., as Agent, and certain financial institutions ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

     In order to confirm to each Lender certain fundamental factors in each Lender's decision to make Advances requested by Borrower pursuant to a Request for Advance of even date herewith, the undersigned hereby certifies to Agent and each Lender as follows:

     1. I am the chief accounting officer of Parent and have principal responsibility for the management of the financial affairs and accounting of Parent. I have carefully reviewed the contents of this Certificate and have made such investigations and inquiries (including consultation with counsel) as I have deemed necessary or prudent in connection with the matters set forth herein. I am familiar with the properties, businesses, assets and liabilities of Parent, and I have reviewed (or caused to be reviewed) the Agreement and any other agreements, instruments, or documents in respect of Debt (as defined below). This Certificate is based, in part, on certain information, estimates and assumptions. I am making this Certificate in good faith, believing that the estimates and assumptions which underlie and form the basis for the statements made in this Certificate are reasonable on the date hereof, and that such information is the best reasonably available on the date hereof.

     2.   For the purposes of this Certificate:

          (a) "TRANSACTIONS" means (i) the Advance of funds by Lenders to Borrower pursuant to the Request for Advance of even date herewith, and
     (ii) the use of $___________ of such Advance to make Treasury Stock Purchases.

          (b) "DEBT" means all obligations and liabilities of Parent, whether matured or unmatured; liquidated or unliquidated; disputed or undisputed; secured or unsecured; senior or subordinated; absolute, fixed or contingent; full-recourse, limited-recourse, or non-recourse; and whether or not required to be disclosed pursuant to generally accepted accounting principles.

     3. After giving effect to the Transactions, the present fair salable value of the assets of Parent will exceed the Debt of Parent, including the Obligations.

     4. Parent is able on the date hereof, before giving effect to the Transactions, to realize upon its assets and pay its presently existing Debt as such Debt matures in the expected course of business. After giving effect to the Transactions and to the Debt incurred as a part thereof, Parent will remain able to realize upon its assets and pay its Debt as such Debt matures in the expected course of business. In making the above statements I have taken into account estimated future transfers of cash and other assets (whether as dividends, loans, repayments or otherwise) among Parent and its affiliates, as well as any restrictions on their abilities to make such transfers.

     5. With respect to the businesses and transactions in which Parent is engaged or about to engage: (a) on the date hereof, before giving effect to the Transactions, Parent does not have an unreasonably small capital, and (b) after giving effect to the Transactions, Parent will not have an unreasonably small capital.

     6. Taking into account the Transactions and all other businesses and transactions in which Parent is engaged or intend to engage, Parent does not intend or believe that it will incur Debt that will be beyond its ability to pay as such Debt matures.

     7. In consummating the Transactions, Parent does not intend to disturb, hinder, delay or defraud any of its present or future creditors or any other Person to which it is or will become, on or after the date hereof, obligated or indebted.

     IN WITNESS WHEREOF, I have executed this Certificate in my capacity as the chief accounting officer of Parent as of ________________, 199__.

                                             -----------------------------
                                             Name:
                                             Chief Accounting Officer of
                                             Plains Petroleum Company

                                                                       EXHIBIT C

                                  RATE ELECTION

     Reference is made to that certain Credit Agreement dated as of February 17, 1995 (as from time to time amended, the "Agreement"), by and among Plains Petroleum Operating Company ("Borrower"), Plains Petroleum Company, NationsBank of Texas, N.A., as Agent, and certain financial institutions ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby elects a Tranche of ____________ Portions in the aggregate amount of $ __________ with an Interest Period beginning on _____________ and continuing for a period of
_________________.

     To meet the conditions set out in the Agreement for the making of such election, Borrower hereby represents, warrants, acknowledges and agrees that:

          (a) The officer of Borrower signing this instrument is a duly elected, qualified and acting ____________ of Borrower, having all necessary authority to act for Borrower in making the election herein contained.

          (b) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 9.1(a) of the Agreement.

          (c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 9.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

     The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

     IN WITNESS WHEREOF this instrument is executed as of __________________.

                                        PLAINS PETROLEUM OPERATING COMPANY


                                        By:_______________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT D

                            CERTIFICATE ACCOMPANYING
                              FINANCIAL STATEMENTS

     Reference is made to that certain Credit Agreement dated as of February 17, 1995 (as from time to time amended, the "Agreement"), by and among Plains Petroleum Operating Company ("Borrower"), Plains Petroleum Company ("Parent"), NationsBank of Texas, N.A., as Agent, and certain financial institutions ("Lenders"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

     This Certificate is furnished pursuant to Section 5.1(b)*[(i)(ii)] of the Agreement. Together herewith Borrower and Parent are furnishing to Agent and each Lender Parent's *[audited/unaudited] financial statements (the "Financial Statements") as at ____________ (the "Reporting Date"). Each of Borrower and Parent hereby represents, warrants, and acknowledges to Agent and each Lender that:

          (a) the officer of Borrower and the officer of Parent signing this instrument is the duly elected, qualified and acting ____________ of Borrower and Parent respectively and as such is Borrower's and Parent's respective chief financial officer;

          (b) the Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition of Parent and its Consolidated Subsidiaries as at such date and the Consolidated results of the operations of Parent and its Consolidated Subsidiaries for the period ended on such date and satisfy the requirements of the Agreement;

          (c) attached hereto is a schedule of calculations showing Borrower's and Parent's compliance as of the Reporting Date with the requirements of Sections 5.2 (e), (k) and (l) of the Agreement *[and Borrower's or'] Parent's] non-compliance as of such date with the requirements of Section(s) ______________________ of the Agreement];

          (d) on the Reporting Date Borrower and Parent were, and on the date hereof Borrower and Parent are, in full compliance with the disclosure requirements of Section 5.1(d) of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s) ____________ of the] Agreement, which [is/are] more fully described on a schedule attached hereto].

     The officer of Borrower and the officer of Parent signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and Parent and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

     IN WITNESS WHEREOF, this instrument is executed as of ____________, 19__.

                                        PLAINS PETROLEUM OPERATING COMPANY


                                        By:-------------------------------
                                           Name:
                                           Title


                                        PLAINS PETROLEUM COMPANY


                                        By:-------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT E

                  FORM OF OPINION OF EUGENE A. LANG, JR., ESQ.

                    [Letterhead of Eugene A. Lang, Jr., Esq.,]
              General Counsel of Plains Petroleum Operating Company
                          and Plains Petroleum Company]

                                February 17, 1995



NationsBank of Texas, N.A.
 Individually and as Agent
901 Main Street
Dallas, Texas  75202
Attention:  Energy Lending Group

Ladies and Gentlemen:

     This opinion is being delivered to you pursuant to Section 3.1(e) of the Credit Agreement dated of even date herewith (the "Agreement"), by and among Plains Petroleum Operating Company, a Delaware corporation ("Borrower"), Plains Petroleum Company, a Delaware corporation ("Parent"), NationsBank of Texas, N.A., as Agent, and the Lenders named therein. The Agreement provides for credit in the maximum principal amount of $150,000,000 to be made available by Lenders to Borrower, in accordance with the terms and provisions therein contained. Terms which are defined in the Agreement and which are used but not defined herein shall have the meanings given them in the Agreement. Terms defined in Schedule 1 hereto shall have the same meanings when used in the body of this opinion.

     I am general counsel of Borrower and Parent and have acted as counsel for Borrower and Parent in connection with the transactions provided for in the Agreement. As such counsel I have assisted in the negotiation of the Agreement and the other Loan Documents and have advised my clients in connection with issues raised thereunder. I have examined executed counterparts (or, where indicated, photostatic copies of executed counterparts) of the documents listed in Schedule 1. (The documents listed in Section I of Schedule 1 are hereinafter referred to as the "Principal Documents".) I have discussed the matters addressed in this opinion with officers and representatives of Borrower and Parent to the extent I have deemed appropriate to enable me to render this opinion. In particular, but without limitation, I have confirmed that Borrower and Parent acknowledge, understand and agree that the Loan Documents as written set forth the entire understanding and agreement of the parties thereto, and I have received a certificate of Borrower and Parent to this effect which is attached hereto as Exhibit A.

     In rendering the opinions set forth herein, I have also examined originals or copies, certified to my satisfaction, of such (i) certificates of public officials, (ii) certificates of officers and representatives of Borrower and Parent, and (iii) other documents and records, as I have deemed relevant or necessary as the basis for such opinions. I have relied upon, and assumed the accuracy of, such certificates, the representations and warranties made by Borrower and Parent in the Principal Documents, and other statements, documents and records supplied to me by Borrower and Parent, in each case with respect to the factual matters set forth therein, and I have assumed the genuineness of all signatures (other than signatures of officers of Borrower and Parent) and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

     In rendering the opinions set forth herein, I have assumed that:

          (i) all the parties to the Principal Documents, other than Borrower and Parent, are duly organized, validly existing, and in good standing under the laws of their respective jurisdictions or organization and have the requisite corporate power to enter into such Principal Documents; and

          (ii) the execution and delivery of the Principal Documents have been duly authorized by all necessary corporate action and proceedings on the part of all parties thereto other than Borrower and Parent, the Principal Documents have been duly executed and delivered by all parties thereto other than Borrower and Parent and constitute the valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.

     Based upon the foregoing, and subject to the qualifications and exceptions hereinafter set forth, I am of the opinion that, as of the date hereof:

     1. Borrower and Parent are each duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Borrower and Parent has all requisite corporate power to make or enter into the Principal Documents to which it is a party and to perform its obligations thereunder.

     2. Each of Borrower and Parent is duly qualified to transact business and in good standing in the State of Colorado and Borrower is qualified to do business in the States of Kansas, Louisiana, Mississippi, Montana, Nevada, New Mexico, North Dakota, Oklahoma, Texas, Utah and Wyoming.

     3. All of the outstanding capital stock of Borrower is owned of record and, to my knowledge, beneficially by Parent. To my knowledge Borrower has no obligation or commitment to issue any other shares of capital stock, nor has it granted any options with respect thereto.

     4. The Principal Documents have been duly authorized, executed and delivered by Borrower and Parent (to the extent that each is a party thereto). Assuming that funds will be lent as required under the Agreement, the Principal Documents constitute the legal, valid and binding instruments and agreements of Borrower and Parent (to the extent that each is a party thereto) under Colorado law, and the obligations of Borrower and Parent thereunder are enforceable under Colorado law in accordance with the terms thereof.

     5. The execution, delivery and performance by Borrower and Parent of the Principal Documents to which each is a party, and the consummation of the transactions contemplated by the Principal Documents, including, without limitation, the use of proceeds of the Loans to finance Treasury Stock Purchases, will not and did not (a) violate or contravene any provision of the charter or bylaws of Borrower or Parent or, (b) to my knowledge, conflict with or result in a breach of any material term or provision of or constitute a default under or result in the maturing of any indebtedness pursuant to any indenture, mortgage, deed of trust, note or loan agreement, or other material agreement or instrument of which I have knowledge and to which Borrower or Parent is a party or by which either of them or any of their various properties are bound, or, (c) result in a violation of any law, rule or regulation, including without limitation, Regulation U, or, to my knowledge, any judgment, order, decree, determination or award of any court or governmental authority which is now in effect and applicable to Borrower or Parent or to any of their properties. To my knowledge neither Borrower nor Parent is (x) in default under or in violation of any judgment, order, decree, determination, award, indenture, mortgage, deed of trust, note, loan agreement or other material agreement or instrument of which I have knowledge in each case in a manner that could reasonably be expected to have a material adverse effect on Borrower and Parent or (y) in violation of its charter or bylaws.

     6. Except for those which have been obtained by Borrower or Parent, to my knowledge no consent, approval, authorization or order of any court or governmental agency or of any third party is or was required (a) for the execution and delivery by Borrower or Parent of any of the Principal Documents to which it is a party, (b) for the consummation of the transactions contemplated thereby, or (c) for the performance by Borrower or Parent of their various obligations thereunder.

     7. Other than as previously revealed to Agent and Lenders in the Disclosure Schedule, to my knowledge there are no actions, suits, proceedings or investigations pending or threatened against or affecting Borrower or Parent or any of their various properties in any court or governmental agency (a) seeking to enjoin, or questioning the legality or validity of, the performance by Borrower or Parent of any of their various obligations under the Principal Documents to which it is a party, or (b) which have, or would have if adversely determined, a material adverse effect on the ability of Borrower or Parent to perform such obligations.

     8. Neither Borrower nor Parent is an "investment company" or, to my knowledge, a company "controlled" by an "investment company," or an "open-end investment company," a "unit investment trust" or a "face-amount certificate company," as such terms are defined in the Investment Company Act of 1940, as amended.

     9. Neither Borrower nor Parent is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     10. In a properly presented case, a Colorado court or a federal court applying Colorado choice of law rules should give effect to the choice of law provisions of the Principal Documents and should hold that such Principal Documents are to be governed by the laws of the State of Texas rather than the laws of the State of Colorado. In rendering the foregoing opinion, I note that by their terms the Principal Documents expressly select the laws of the State of Texas as the laws governing their interpretation, that advances to be made by the Lenders pursuant to the Credit Agreement will be made by the Lenders in the State of Texas, and that payments required to be made under the Credit Agreement are payable in the State of Texas. The choice of law provisions of the Principal Documents are not voidable under the laws of the State of Colorado. Even if a Colorado court or a federal court holds that the Principal Documents are to be governed by the laws of the State of Colorado, in a properly presented case, a Colorado court or a federal court applying Colorado law should hold that none of the provisions of the Principal Documents violate Colorado usury laws.

     This opinion is limited by, subject to and based on the following:

     (a) This opinion is limited in all respects to the General Corporation Law of the State of Delaware, the laws of the State of Colorado and applicable federal law; however, I am not a member of the bar of the State of Delaware and my knowledge of its General Corporation Law is derived from a reading of that statute without consideration of any judicial or administrative interpretations thereof.

     (b) In connection with opinions expressed herein as being limited "to my knowledge", my examination has been limited to discussions with the officers and representatives of Borrower and Parent in the course of this transaction and my knowledge of the affairs of Borrower and Parent as their general counsel, and I have made no independent investigation as to the accuracy or completeness of any representations, warranties, data or other information, written or oral, made or furnished by either of them to me, to Agent or to any Lender.

     (c) The enforceability of the respective obligations of the parties to the Loan Documents, and the availability of certain rights and remedies provided for therein, may be limited by (i) applicable state and federal laws and judicial decisions, but the remedies provided for in the Principal Documents are adequate for the practical realization of the benefits provided thereby, (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances, or (iii) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

     I express no opinion as to the effect of the compliance or noncompliance of Agent or any of the Lenders with any state or federal laws or regulations applicable to any such party because of such party's legal or regulatory status, the nature of such party's business or the authority of such party to conduct business in any jurisdiction.

     I express no opinion, either implicitly or otherwise, on any issue not expressly addressed in numbered Paragraphs 1 through 10. The opinions expressed above are based solely on facts, laws and regulations in effect or the date hereof, and I assume no obligation to revise or supplement this opinion should such facts change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise, notwithstanding that such changes may affect the legal analysis or conclusions contained herein.

     The opinions herein expressed are for the benefit of Agent and the Lenders and may be relied upon only by Agent, each Lender and by Thompson & Knight, a Professional Corporation, in connection with any opinion delivered by them to Agent.

                                        Respectfully submitted,

                                        /s/ Eugene A. Lang, Jr.
                                        ------------------------
                                        Eugene A. Lang, Jr.

                                                                      SCHEDULE 1
                               DOCUMENTS REVIEWED

                         SECTION I.  PRINCIPAL DOCUMENTS

1.   The Agreement.

2.   The Note of even date herewith in the principal amount of $150,000,000.

3.   The Parent Guaranty of even date herewith.

                 SECTION II.  CORPORATE RECORDS AND PROCEEDINGS

4. Omnibus Certificate of even date herewith by President and Chief Operating Officer and Senior Vice President, General Counsel and Secretary of Borrower, with attached specimen and incumbency certificate, resolutions of Board of Directors of Borrower, Certificate of Incorporation of Borrower, and Bylaws of Borrower.

5. Omnibus Certificate of even date herewith by Chairman and Chief Executive Officer and Senior Vice President, General Counsel and Secretary of Parent, with attached specimen and incumbency certificate, resolutions of Executive Committee of Board of Directors of Parent, Certificate of Incorporation of Parent, and Bylaws of Parent.

6. Compliance Certificate of even date herewith by President and Chief Operating Officer of Borrower, the Chairman and Chief Executive Officer of Parent and the Vice President, Controller and Treasurer of Borrower and Parent.

7. Certificate dated January 23, 1995 of Borrower's due incorporation, valid existence and good standing issued by Delaware Secretary of State and certificate dated January 12, 1995 of Borrower's due qualification to do business and good standing issued by Colorado Secretary of State.

8. Certificate dated January 23, 1995 of Parent's due incorporation, valid existence and good standing issued by Delaware Secretary of State and certificate dated January 12, 1995 of Parent's due qualification to do business and good standing issued by Colorado Secretary of State.

9.   Solvency Certificate of even date herewith by Treasurer of Borrower.

10.  Solvency Certificate of even date herewith by Treasurer of Parent.

                      SECTION III.  MISCELLANEOUS DOCUMENTS

11.  Request for Advance of even date herewith.

12. Notice of Final Agreement of even date herewith among Borrower, Parent, Agent and Lenders.

                           EXHIBIT A TO LEGAL OPINION

                                   Certificate

     Reference is made to that certain Credit Agreement of even date herewith (the "Agreement") by and among Plains Petroleum Operating Company, a Delaware corporation ("Borrower"), Plains Petroleum Company, a Delaware corporation ("Parent"), NationsBank of Texas, N.A., as Agent, and the Lenders named therein.
Section 3.1(e) of the Agreement requires, as a condition precedent to Lenders' advancing funds thereunder, that Agent and Lenders receive the legal opinion of Eugene A. Lang, Jr., Esq., general counsel of the undersigned ("Counsel"). The undersigned hereby authorize Counsel to give such legal opinion and waive any attorney-client privilege which we may have as to the matters discussed therein. To enable Counsel to deliver such legal opinion and thereby to induce Lenders to extend the credit provided for in the Agreement, the undersigned hereby represent and acknowledge to Counsel and to Agent and each Lender that:

     (a) The undersigned have discussed Section 9.1 of the Agreement with Counsel and fully understand that Section 9.1 provides that the Agreement and the other "Loan Documents" (as such term is defined therein) set forth, as written, the entire understanding and agreement of the parties thereto with respect to the transactions contemplated in the Agreement;

     (b) Section 9.1 of the Agreement is true and correct, and there are no unwritten representations, promises, Supplemental Agreements or other statements upon which the undersigned are relying in entering into the Agreement and the other Loan Documents referred to therein;

     (c) The undersigned have had all discussions with Counsel, and have made available to Counsel all documents and instruments, which Counsel has requested to enable him to give such legal opinion; and

     (d) The undersigned have consulted with Counsel throughout the negotiation of the Loan Documents in order to understand the legal effect of the Loan Documents and our duties and rights thereunder, and we are making a fully informed decision to enter into the Loan Documents and to undertake such duties and rights.

     IN WITNESS WHEREOF, this Certificate has been executed as of February 17, 1995.

                                        PLAINS PETROLEUM OPERATING COMPANY

                                        By:/s/ William F. Wallace
                                           -------------------------------
                                           William F. Wallace
                                           President and Chief Operating
                                        Officer

                                        PLAINS PETROLEUM COMPANY

                                        By:/s/ James A. Miller
                                        ----------------------------------

                                           James A. Miller
                                           Chairman and Chief Executive Officer

                                                                       EXHIBIT F

                                    GUARANTY

     THIS GUARANTY is made as of February 17, 1995 by PLAINS PETROLEUM COMPANY, a Delaware corporation ("Guarantor"), in favor of NationsBank of Texas, N.A., a national banking association ("NationsBank"), acting for itself and as agent for other Lenders that may hereafter become parties to the Credit Agreement, as hereinafter defined and described ("Agent"), and in favor of Lenders.

RECITALS:

     1. Plains Petroleum Operating Company, a Delaware corporation ("Borrower") has executed in favor of NationsBank that certain promissory note of even date herewith, payable to the order of NationsBank in the principal amount of $150,000,000 (such promissory note, as from time to time amended, and all promissory notes given in substitution, renewal or extension therefor or thereof, in whole or in part, being herein collectively called the "Note").

     2. The Note was executed pursuant to a Credit Agreement of even date herewith (herein, as from time to time amended, supplemented or restated, called the "Credit Agreement"), by and between Borrower, Guarantor, NationsBank, individually and as Agent, and Lenders, pursuant to which Lenders have agreed to advance funds to Borrower under the Note, which may be advanced by Borrower to Guarantor.

     3. It is a condition precedent to Lenders' obligation to advance funds pursuant to the Credit Agreement that Guarantor shall execute and deliver to Agent and Lenders a satisfactory guaranty of Borrower's obligations under the Note and the Credit Agreement.

     4. Guarantor owns directly all of the outstanding shares of capital stock of Borrower.

     5. Borrower, Guarantor, and the other direct and indirect subsidiaries of Guarantor are mutually dependent on each other in the conduct of their respective businesses under a holding company structure, with the credit needed from time to time by each often being provided by another or by means of financing obtained by one such affiliate with the support of the others for their mutual benefit and the ability of each to obtain such financing being dependent on the successful operations of the others.

     6. The Executive Committee of the board of directors of Guarantor has determined that Guarantor's execution, delivery and performance of this Guaranty may reasonably be expected to benefit Guarantor, directly or indirectly, and are in the best interests of Guarantor.

     NOW, THEREFORE, in consideration of the premises, of the benefits which will inure to Guarantor from Lenders' advances of funds to Borrower under the Credit Agreement, and of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, and in order to induce Lenders to advance funds under the Credit Agreement, Guarantor hereby agrees with Agent and Lenders as follows:

AGREEMENTS

     Section 1 DEFINITIONS. Reference is hereby made to the Credit Agreement for all purposes. All terms used in this Guaranty which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings when used herein. All references herein to any Obligation Document, Loan Document, or other document or instrument refer to the same as from time to time amended, supplemented or restated. As used herein the following terms shall have the following meanings:

     "OBLIGATIONS" means collectively all of the indebtedness, obligations, and undertakings which are guaranteed by Guarantor and described in subsections (a) and (b) of Section 2.

     "OBLIGATION DOCUMENTS" means this Guaranty, the Note, the Credit Agreement, the Loan Documents, all other documents and instruments under, by reason of which, or pursuant to which any or all of the Obligations are evidenced, governed, secured, or otherwise dealt with, and all other documents, instruments, agreements, certificates, legal opinions and other writings heretofore or hereafter delivered in connection herewith or therewith.

     "OBLIGORS" means Borrower, Guarantor and any other endorsers, guarantors or obligors, primary or secondary, of any or all of the Obligations.

     "SECURITY" means any rights, properties, or interests of Agent or any Lender, under the Obligation Documents or otherwise, which provide recourse or other benefits to Agent or any Lender in connection with the Obligations or the non-payment or non-performance thereof, including collateral (whether real or personal, tangible or intangible) in which Agent or any Lender has rights under or pursuant to any Obligation Documents, guaranties of the payment or performance of any Obligation, bonds, surety agreements, keep-well agreements, letters of credit, rights of subrogation, rights of offset, and rights pursuant to which other claims are subordinated to the Obligations.

     Section 2.  GUARANTY.

     (a) Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Agent and each Lender the prompt, complete, and full payment when due, and no matter how the same shall become due, of:

          (i) the Note, including all principal, all interest thereon and all other sums payable thereunder;

          (ii) Payment of and performance of any and all present or future obligations of Borrower according to the terms of any present or future swap agreements, cap, floor, collar, exchange transaction, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such transaction now existing or hereafter entered into between Borrower and Agent or any Lender (or any affiliate of Agent or any Lender); and

          (ii) All other sums payable under the other Obligation Documents, whether for principal, interest, fees or otherwise, and whether fixed, contingent, absolute, inchoate, liquidated or unliquidated, whether such indebtedness or liability arises by notes, discounts, overdrafts, open account indebtedness or in any other manner whatsoever, and including interest, attorneys' fees and collection costs as may be provided by law or in any instrument evidencing any such indebtedness or liability.

Without limiting the generality of the foregoing, Guarantor hereby agrees to pay all post-petition interest, expenses, and other duties and liabilities of Borrower described above in this subsection (a), or below in the following subsection (b), which would be owed by Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving Borrower.

     (b) Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Agent and each Lender the prompt, complete and full performance, when due, and no matter how the same shall become due, of all obligations and undertakings of Borrower to Agent or any Lender under, by reason of, or pursuant to any of the Obligation Documents.

     (c) If Borrower shall for any reason fail to pay any Obligation, as and when such Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, Guarantor will, forthwith upon demand by Agent or any Lender, pay such Obligation in full to Agent or such Lender. If Borrower shall for any reason fail to perform promptly any Obligation, Guarantor will, forthwith upon demand by Agent or any Lender, cause such Obligation to be performed or, at Guarantor's option, provide sufficient funds, in such amount and manner as Agent or such Lender shall in good faith determine, for the prompt, full and faithful performance of such Obligation by Agent or such Lender or such other Person as Agent or such Lender shall designate.

     (d) If either Borrower or Guarantor fails to pay or perform any Obligation as described in the immediately preceding subsections (a), (b), or (c) Guarantor will incur the additional obligation to pay to Agent and each Lender, and Guarantor will forthwith upon demand by Agent or any Lender pay to Agent or such Lender, the amount of any and all expenses, including reasonable fees and disbursements of Agent's or such Lender's counsel and of any experts or agents retained by Agent or such Lender, which Agent or such Lender may incur as a result of such failure.

     (e) As between Guarantor, Agent and Lenders, this Guaranty shall be considered a primary and liquidated liability of Guarantor.

     Section 3.  UNCONDITIONAL GUARANTY.

     (a) No action which Agent or any Lender may take or omit to take in connection with any of the Obligation Documents, any of the Obligations (or any other indebtedness owing by Borrower to Agent or any Lender), or any Security, and no course of dealing of Agent or any Lender with any Obligor or any other Person, shall release or diminish Guarantor's obligations, liabilities, agreements or duties hereunder, affect this Guaranty in any way, regardless of whether any such action or inaction may increase any risks to or liabilities of Agent or any Lender or any Obligor or increase any risk to or diminish any safeguard of any Security. Without limiting the foregoing, Guarantor hereby expressly agrees that Agent or any Lender may, from time to time, without notice to or the consent of Guarantor, do any or all of the following:

          (i) Amend, change or modify, in whole or in part, any one or more of the Obligation Documents and give or refuse to give any waivers or other indulgences with respect thereto.

          (ii) Neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Obligations, to foreclose or take or prosecute any action in connection with any Security or Obligation Document, to bring suit against any Obligor or any other Person, or to take any other action concerning the Obligations or the Obligation Documents.

          (iii) Accelerate, change, rearrange, extend, or renew the time, terms, or manner for payment or performance of any one or more of the Obligations.

          (iv) Compromise or settle any unpaid or unperformed Obligation or any other obligation or amount due or owing, or claimed to be due or owing, under any one or more of the Obligation Documents.

          (v) Take, exchange, amend, eliminate, surrender, release, or subordinate any or all Security for any or all of the Obligations, accept additional or substituted Security therefor, and perfect or fail to perfect Agent's or any Lender's rights in any or all Security.

          (vi)  Discharge, release, substitute or add Obligors.

          (vii) Apply all monies received from Obligors or others, or from any Security for any of the Obligations, as Agent or any Lender may determine to be in its best interest, without in any way being required to marshall Security or assets or to apply all or any part of such monies upon any particular Obligations.

     (b) No action or inaction of any Obligor or any other Person, and no change of law or circumstances, shall release or diminish Guarantor's obligations, liabilities, agreements, or duties hereunder, affect this Guaranty in any way. Without limiting the foregoing, the obligations, liabilities, agreements, and duties of Guarantor under this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of Guarantor:

          (i) Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Obligor or any other proceedings involving any Obligor or any of the assets of any Obligor under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Obligor, any properties of any Obligor, or the estate in bankruptcy of any Obligor in the course of or resulting from any such proceedings.

          (ii) The failure by Agent or any Lender to file or enforce a claim in any proceeding described in the immediately preceding subsection (i) or to take any other action in any proceeding to which any Obligor is a party.

          (iii) The release by operation of law of any Obligor from any of the Obligations or any other obligations to Agent or any Lender.

          (iv) The invalidity, deficiency, illegality, or unenforceability of any of the Obligations or the Obligation Documents, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever.

          (v) The failure of any Obligor or any other Person to sign any guaranty or other instrument or agreement within the contemplation of any Obligor, Agent or any Lender.

          (vi) The fact that Guarantor may have incurred directly part of the Obligations or is otherwise primarily liable therefor.

          (vii) Any change in the name, business, operations, organization or structure, corporate or otherwise, of Guarantor or any other Obligor.

          (viii) Without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety other than the actual payment and performance by Guarantor under this Guaranty.

     (c) Agent or any Lender may invoke the benefits of this Guaranty before pursuing any remedies against any Obligor or any other Person and before proceeding against any Security now or hereafter existing for the payment or performance of any of the Obligations. Agent or any Lender may maintain an action against Guarantor on this Guaranty without joining any other Obligor therein and without bringing a separate action against any other Obligor.

     (d) If any payment to Agent or any Lender by any Obligor is held to constitute a preference or a voidable transfer under applicable state or federal laws, or if for any other reason Agent or any Lender is required to refund such payment to the payor thereof or to pay the amount thereof to any other Person, such payment to Agent or such Lender shall not constitute a release of Guarantor from any liability hereunder, and Guarantor agrees to pay such amount to Agent or such Lender on demand and agrees and acknowledges that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, to the extent of any such payment or payments. Any transfer by subrogation which is made as contemplated in Section 6 prior to any such payment or payments shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon revert to and be vested in Agent or such Lender.

     (e) This is a continuing guaranty and shall apply to and cover all Obligations and renewals and extensions thereof and substitutions therefor from time to time.

     Section 4 WAIVER. Guarantor hereby waives, with respect to the Obligations, this Guaranty, and the other Obligation Documents:

     (a) notice of the incurrence of any Obligation by Borrower, and notice of any kind concerning the assets, liabilities, financial condition, creditworthiness, businesses, prospects, or other affairs of Borrower (it being understood and agreed that: (i) Guarantor shall take full responsibility for informing itself of such matters, (ii) neither Agent nor any Lender shall have any responsibility of any kind to inform Guarantor of such matters, and (iii) Agent and each Lender is hereby authorized to assume that Guarantor, by virtue of its relationships with Borrower which are independent of this Guaranty, has full and complete knowledge of such matters at each time when Lenders extend credit to Borrower or take any other action which may change or increase Guarantor's liabilities or losses hereunder).

     (b) notice that Agent, any Lender, any Obligor, or any other Person has taken or omitted to take any action under any Obligation Document or any other agreement or instrument relating thereto or relating to any Obligation.

     (c) notice of acceptance of this Guaranty and all rights of Guarantor under Section 34.02 of the Texas Business and Commerce Code.

     (d) demand, presentment for payment, and notice of demand, dishonor, nonpayment, or nonperformance.

     (e) notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of any exercise of remedies (as described in the following Section 5 or otherwise), and all other notices of any kind whatsoever.

     Section 5 EXERCISE OF REMEDIES. Agent and each Lender shall have the right to enforce, from time to time, in any order and at Agent's or such Lender's sole discretion, any rights, powers and remedies which Agent or such Lender may have under the Obligation Documents or otherwise, including judicial foreclosure, the exercise of rights of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of leases, rentals, oil or gas production, or other properties or rights, whether real or personal, tangible or intangible; and Guarantor shall be liable to Agent and each Lender hereunder for any deficiency resulting from the exercise by Agent or any Lender of any such right or remedy even though any rights which Guarantor may have against Borrower or others may be destroyed or diminished by exercise of any such right or remedy. No failure on the part of Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights, powers and remedies of Agent and each Lender provided herein and in the other Obligation Documents are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by law or in equity. The rights of Agent and each Lender hereunder are not conditional or contingent on any attempt by Agent or any Lender to exercise any of its rights under any other Obligation Document against any Obligor or any other Person.

     Section 6. LIMITED SUBROGATION. Until all of the Obligations have been paid and performed in full Guarantor shall have no right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against or to any Obligor or any Security in connection with this Guaranty (including any right of subrogation under Section 34.04 of the Texas Business and Commerce Code), and Guarantor shall not enforce any remedy which Guarantor may have against Borrower and any right to participate in any Security until such time. If any amount shall be paid to Guarantor on account of any such subrogation or other rights, any such other remedy, or any Security at any time when all of the Obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full, such amount shall be held in trust for the benefit of Agent and each Lender, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Agent, to be held by Agent, for the benefit of Agent and each Lender, as collateral for, or then or at any time thereafter applied in whole or in part by Agent and Lenders against, all or any portion of the Obligations, whether matured or unmatured, in such order as Agent and Lenders shall elect. If Guarantor shall make payment to Agent or any Lender of all or any portion of the Obligations and if all of the Obligations shall be finally paid in full, Agent or such Lender will, at Guarantor's request and expense, execute and deliver to Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment by Guarantor; provided that such transfer shall be subject to Section 3(d) above.

     Section 7. SUCCESSORS AND ASSIGNS. Guarantor's rights or obligations hereunder may not be assigned or delegated, but this Guaranty and such obligations shall pass to and be fully binding upon the successors of Guarantor, as well as Guarantor. This Guaranty shall apply to and inure to the benefit of Agent and each Lender and its successors or assigns. Without limiting the generality of the immediately preceding sentence, Agent or any Lender may assign, grant a participation in, or otherwise transfer any Obligation held by it or any portion thereof, and Agent or any Lender may assign or otherwise transfer its rights or any portion thereof under any Obligation Document, to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to Agent and each Lender hereunder unless otherwise expressly provided by Agent or such Lender in connection with such assignment or transfer.

     Section 8. SUBORDINATION. Guarantor hereby subordinates and makes inferior to the Obligations any and all indebtedness now or at any time hereafter owed by Borrower to Guarantor. Guarantor agrees that after the occurrence of any Default or Event of Default it will neither permit Borrower to repay such indebtedness or any part thereof nor accept payment from Borrower of such indebtedness or any part thereof without the prior written consent of Agent and Majority Lenders. If Guarantor receives any such payment without the prior written consent of Agent and Majority Lenders, the amount so paid shall be held in trust for the benefit of Agent and each Lender, shall be segregated from the other funds of Guarantor, and shall forthwith be paid over to Agent, to be held by Agent, for the benefit of Agent and each Lender, as collateral for, or then or at any time thereafter applied in whole or in part by Agent and Lenders against, all or any portions of the Obligations, whether matured or unmatured, in such order as set forth in the Credit Agreement.

     Section 9. REPRESENTATION AND WARRANTY. Guarantor hereby represents and warrants to Agent and each Lender that the Recitals at the beginning of this Guaranty are true and correct in all material respects.

     Section 10. NO ORAL CHANGE. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed as provided in the Credit Agreement, and no waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed as provided in the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 11. INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     Section 12. HEADINGS AND REFERENCES. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof. The words "this Guaranty," "this instrument," "herein," "hereof," "hereby" and words of similar import refer to this Guaranty as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the subdivisions hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     Section 13. TERM. This Guaranty shall be irrevocable until all of the Obligations have been completely and finally paid and performed, no Lender has any obligation to make any loans or other advances to Borrower, and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Obligation Documents have been completely performed, and this Guaranty is thereafter subject to reinstatement as provided in Section 3(d). All extensions of credit and financial accommodations heretofore or hereafter made by Agent or any Lender to Borrower shall be conclusively presumed to have been made in acceptance hereof and in reliance hereon.

     Section 14. NOTICES. Any notice or communication required or permitted hereunder shall be given as provided in the Credit Agreement.

     Section 15. LIMITATION ON INTEREST. Agent, each Lender and Guarantor intend to contract in strict compliance with applicable usury law from time to time in effect, and the provisions of the Credit Agreement limiting the interest for which Guarantor is obligated are expressly incorporated herein by reference.

     Section 16. LOAN DOCUMENT. This Guaranty is a Loan Document, as defined in the Credit Agreement, and is subject to the provisions of the Credit Agreement governing Loan Documents.

     Section 17. COUNTERPARTS. This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Guaranty.

     SECTION 18. GOVERNING LAW. THIS GUARANTY IS TO BE PERFORMED IN THE STATE OF TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.


                                        PLAINS PETROLEUM COMPANY


                                        By:/s/ James A. Miller
                                           -------------------------------
                                           James A. Miller
                                           Chairman and Chief Executive
                                           Officer

                                                                       EXHIBIT G

February 17, 1995
Date of Notice

                            NOTICE OF FINAL AGREEMENT


TO: Borrower and All Other Obligors with Respect to the Loan Which is Identified Below

 1. THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

 2.  As used in this Notice:

     "Borrower" means the Borrower identified in the signature blocks below in this Notice.

     "Lender" means NationsBank of Texas, N.A.

     "Loan" means the prospective loans by Lender which is to be evidenced by a promissory note or other evidence of indebtedness dated of even date herewith executed by Borrower, payable to the order of Lender, in the original principal face amount of $150,000,000.

     "Loan Agreement" means one or more promises, promissory notes, agreements, undertakings, security agreements, deed of trust or other documents, or commitments, or any combination of those actions or documents, relating to the Loan.

 3.  This Notice is given by Lender with respect to the Loan, pursuant to
     Section 26.02 of the Texas Business and Commerce Code. Borrower and each other obligor with respect to the Loan who signs below acknowledges, represents and warrants to Lender that Lender has given and such party has received and retained a copy of this Notice on the Date of this Notice stated above.


LENDER:                                 NATIONSBANK OF TEXAS, N.A.


                                        By:/s/ Franklyn L. Muscara
                                           -------------------------------
                                           Franklyn L. Muscara
                                           Senior Vice President

BORROWER:                               PLAINS PETROLEUM OPERATING COMPANY


                                        By:/s/ William F. Wallace
                                           -------------------------------
                                           William F. Wallace
                                           President and Chief Operating
                                           Officer

GUARANTOR(S) AND ALL                    PLAINS PETROLEUM COMPANY
OTHER OBLIGOR(S):

                                        By:/s/ James A. Miller
                                           -------------------------------
                                           James A. Miller
                                           Chairman and Chief Executive
                                           Officer

                                                                       EXHIBIT H

                              AGREEMENT TO BE BOUND
                             _______________, 199__


PLAINS PETROLEUM OPERATING COMPANY
12596 West Bayaud, Suite 400
Lakewood, Colorado  80228
Attention: William F. Wallace

NATIONSBANK OF TEXAS, N.A.
901 Main Street, 49th Floor
Dallas, Texas  75202
Attention:  Energy Banking Group

Re:  Assignment to ____________________ of __________ the Loans of
     _____________________

Ladies and Gentlemen:

     We refer to Section 9.9(a) of the Credit Agreement, dated as of February 17, 1995 (as from time to time supplemented, amended, or restated, the "CREDIT AGREEMENT"), by and among Plains Petroleum Operating Company ("BORROWER"), Plains Petroleum Company, NationsBank of Texas, N.A., as Agent ("AGENT"), and the Lenders as are, or may from time to time become, party thereto. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     This Agreement constitutes notice to each of you, pursuant to Section
9.9(a) of the Credit Agreement, of the assignment to    ____________________
("ASSIGNEE") of (i) an undivided __________ (the "DESIGNATED PERCENTAGE"), ($__________________), of the Loans of [NAME OF LENDER] ("ASSIGNOR") in effect on the date hereof.

     Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with a copy of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. Assignee further confirms and agrees that in becoming a Lender and in making its Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by, Assignor, except as expressly set forth in the Assignment and Assumption of even date herewith between Assignor and Assignee.

     Assignor and Assignee hereby agree that [ASSIGNOR/ASSIGNEE] will pay the processing fee referred to in Section 9.9(a) of the Credit Agreement to the Agent upon the delivery thereof.

     The assignment shall become effective on the date which is five (5) Business Days after the later of (i) the receipt by the

Agent of this document and (ii) the receipt of the processing fee referred to in the preceding paragraph.

     Upon the effective date of this Agreement each Lender:

     (a) shall have all the rights and benefits of a "Lender" under the Credit Agreement as if it were an original signatory thereto; and

     (b) agrees to be bound by the terms and conditions set forth in the Credit Agreement and be obligated thereunder as if it were an original signatory thereto.

     Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans.

     (A)  Addresses for Notice:         _______________________________________
                                        _______________________________________

          Institution Name:             _______________________________________
          Attention:                    _______________________________________

     (B)  Payment Instructions:         _______________________________________
                                        _______________________________________
                                        _______________________________________
                                        _______________________________________
     This Agreement may be executed by Assignor and Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its official, officer or agent thereunto duly authorized.

___________________________________     _______________________________________

As Assignor                             As Assignee

By:________________________________     By:____________________________________
   Name:                                   Name:
   Title:                                  Title:

The foregoing Agreement to be Bound and related assignment from Assignee to Assignor is hereby CONSENTED TO this ____ day of __________, 199__.


NATIONSBANK OF TEXAS, N.A., as Agent


By:____________________________
   Name:
   Title:


PLAINS PETROLEUM OPERATING COMPANY


By:____________________________
   Name:
   Title: